                                                                  EXHIBIT 10(w)




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                          LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG

                           FAMILY RESTAURANTS, INC.,

                              FRI MRD CORPORATION,

                          EL TORITO RESTAURANTS, INC.,

                                CHI-CHI'S, INC.,

                          EACH OF THEIR SUBSIDIARIES,

                                      AND

                          FOOTHILL CAPITAL CORPORATION


                          DATED AS OF JANUARY 10, 1997




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
                               TABLE OF CONTENTS



1.       DEFINITIONS AND CONSTRUCTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         1.3     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         1.4     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         1.5     Schedules and Exhibits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

2.       LOAN AND TERMS OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         2.1     Chi-Chi's Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         2.2     Chi-Chi's Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         2.3     El Torito Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         2.4     El Torito Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         2.5     Overadvances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         2.6     Interest and Letter of Credit Fees:  Rates, Payments, and Calculations.  . . . . . . . . . . . .   33
         2.7     Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         2.8     Crediting Payments; Application of Collections . . . . . . . . . . . . . . . . . . . . . . . . .   35
         2.9     Designated Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         2.10    Maintenance of Loan Accounts; Statements of Obligations. . . . . . . . . . . . . . . . . . . . .   37
         2.11    Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

3.       CONDITIONS; TERM OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         3.1     Conditions Precedent to the Initial Advance or Initial Letter of Credit. . . . . . . . . . . . .   39
         3.2     Conditions Precedent to all Advances and Letters of Credit.  . . . . . . . . . . . . . . . . . .   42
         3.3     Conditions Subsequent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         3.4     Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         3.5     Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         3.6     Early Termination by Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         3.7     Termination Upon Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

4.       CREATION OF SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         4.1     Grant of Security Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         4.2     Negotiable Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         4.3     [Intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         4.4     Delivery of Additional Documentation Required. . . . . . . . . . . . . . . . . . . . . . . . . .   45
         4.5     Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         4.6     Right to Inspect.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46





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
5.       REPRESENTATIONS AND WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         5.1     No Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.2     Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.3     Location of Inventory and Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.4     Equipment Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.5     Location of Chief Executive Offices; FEINs.  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         5.6     Due Organization and Qualification; Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . .   47
         5.7     Due Authorization; No Conflict - FRI-MRD and Borrower. . . . . . . . . . . . . . . . . . . . . .   48
         5.8     Due Authorization; No Conflict - Guarantors. . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         5.9     Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         5.10    No Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         5.11    Solvency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         5.12    Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         5.13    Environmental Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         5.14    Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

6.       AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.1     Accounting System. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.2     Collateral and Operations Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.3     Financial Statements, Reports, Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.4     Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         6.5     Title to Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         6.6     Maintenance of Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         6.7     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         6.8     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         6.9     No Setoffs or Counterclaims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         6.10    Location of Inventory and Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         6.11    Compliance with Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         6.12    Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         6.13    Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

7.       NEGATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.1     Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         7.2     Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.3     Restrictions on Fundamental Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.4     Disposal of Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.5     Change Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         7.6     [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.7     Nature of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.8     [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.9     Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61





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
         7.10    [Intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.11    Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         7.12    Accounting Methods.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.13    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.14    Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.15    Suspension.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         7.16    [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         7.17    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         7.18    Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.  . . . . . . .   63
         7.19    No Prohibited Transactions Under ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         7.20    Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         7.21    Capital Expenditures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

8.       EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

9.       FOOTHILL'S RIGHTS AND REMEDIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         9.1     Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         9.2     Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

10.      TAXES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

11.      WAIVERS; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.1    Demand; Protest; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.2    Foothill's Liability for Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         11.3    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

12.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

14.      DESTRUCTION OF FRI-MRD'S AND BORROWER'S DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

15.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         15.1    Effectiveness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         15.2    Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         15.3    Section Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         15.4    Interpretation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         15.5    Severability of Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         15.6    Amendments in Writing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         15.7    Counterparts; Telefacsimile Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

         15.8    Revival and Reinstatement of Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         15.9    Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         15.10   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         15.11   Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80


         SCHEDULES AND EXHIBITS


Schedule A-1              Anaheim Property
Schedule C-1              Chi-Chi's Specified Assets
Schedule D-1              Dinnerhouse Assets
Schedule E-1              Non-Encumberable More Important Contracts
Schedule H-1              Headquarters Property
Schedule P-1              Permitted Liens
Schedule P-2              Permitted Sale and Lease-backs of Existing Restaurants
Schedule R-1              Real Property Collateral
Schedule S-1              Specified Leaseholds
Schedule 5.6                      List of Subsidiaries
Schedule 5.9                      Litigation
Schedule 5.12                     ERISA Benefit Plans
Schedule 6.10                     Location of Inventory and Equipment
Schedule 7.1                      Indebtedness

Exhibit A-1                       Form of Anaheim Mortgage
Exhibit C-1                       Form of Compliance Certificate
Exhibit G-1                       Form of Guaranty (Guarantors)
Exhibit G-2                       Form of Guaranty (FRI)
Exhibit G-3                       Form of Guaranty (Chi-Chi's and El Torito)
Exhibit G-4                       Form of Guarantor Security Agreement
Exhibit H-1                       Form of Headquarters Mortgage
Exhibit L-1                       Form of Leasehold Mortgage
Exhibit L-1                       Form of Lessor Consent
Exhibit M-1                       Form of Mortgage
Exhibit S-1                       Form of Stock Pledge Agreement
Exhibit S-2                       Form of FRI Subordination Agreement
Exhibit T-1                       Form of Trademark Security Agreement
Exhibit V-1                       Form of VCOC Letter
Exhibit 3.1(c)(i)                 Form of Concentration Account Agreement
Exhibit 3.1(k)                    Form of Opinion of Counsel of Borrower and Guarantors

                          LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of January 10, 1997, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, on the one hand, and, on the other hand, FRI-MRD CORPORATION, a Delaware corporation ("FRI-MRD"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92612, EL TORITO RESTAURANTS, INC., a Delaware corporation ("El Torito"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92612, and CHI-CHI'S, INC., a Delaware corporation ("Chi-Chi's"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92612, and in addition, for purposes of acknowledging and agreeing to Section 15.11 of this Agreement, by FAMILY RESTAURANTS, INC., a Delaware corporation ("FRI"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92612, FRI-ADMIN CORPORATION, a Delaware corporation ("FRI-Admin"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92612, EL TORITIO FRANCHISING COMPANY, a Delaware corporation ("Franchising"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92612, CCMR OF TIMONIUM, INC., a Delaware corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF MARYLAND, INC., a Delaware corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CHI-CHI'S OF KANSAS, INC., a Kansas corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CHI-CHI'S OF GREENBELT, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CHI-CHI'S FRANCHISE OPERATIONS CORPORATION, a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF CANTONSVILLE, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF GREENBELT, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF RITCHIE HIGHWAY, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CHI-CHI'S MANAGEMENT CORPORATION, a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF CUMBERLAND, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF HARFORD COUNTY, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CHI-CHI'S OF SOUTH CAROLINA, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, MAINTENANCE SUPPORT

GROUP, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF FREDERICK, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR OF INNER HARBOR, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CHI- CHI'S OF WEST VIRGINIA, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, CCMR ADVERTISING AGENCY, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223, and CCMR OF GOLDEN RING, INC., a Kentucky corporation with its chief executive office located at 10200 Linn Station Road, Louisville, Kentucky 40223.

         The parties agree as follows:

         1.      DEFINITIONS AND CONSTRUCTION.

                 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                 "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                 "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to a Person arising out of the sale or lease of goods or the rendition of services by such Person, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                 "Acquisition" means any purchase or other acquisition by FRI-MRD or its Subsidiaries of the assets or Stock of any other Person, other than (a) the purchase of Inventory or Equipment in the ordinary course of business, (b) capital expenditures to the extent not prohibited by this Agreement, and (c) the acquisition of cash or cash equivalents as consideration for the sale of Inventory or the rendition of services in the ordinary course of business.

                 "Acquisition Lien" means in respect of the assets of any Person that is the subject of a Permitted Acquisition, a Lien that attaches solely to such assets, is in existence immediately prior to such Acquisition, and was not created in connection with, or in anticipation of, the Acquisition of such Person.

                 "Advances" means Chi-Chi's Advances or El Torito Advances, as the context requires.

                 "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person; provided, that Foothill shall not be deemed an Affiliate of Borrower or any Guarantor.

                 "Agreement" has the meaning set forth in the preamble hereto.

                 "Anaheim Mortgage" means a deed of trust, assignment of rents, and security agreement executed by FRI-Admin in favor of Foothill, in substantially the form of Exhibit A-1, that encumbers the Anaheim Property and the related improvements thereto.

                 "Anaheim Property" means the Real Property of FRI-Admin located at 1751 S. State College Blvd., Anaheim, California 92801 and more particularly described on Schedule A-1.

                 "Anniversary Date" has the meaning set forth in Section
3.3(b).

                 "Apollo" means Apollo FRI Partners, L.P.

                 "Apollo Related Persons" means Apollo or any of its Permitted Transferees (exclusive of FRI and its Subsidiaries).

                 "Applicable Termination Premium" means an amount equal to the Maximum Amount, times the following percentages, as applicable: (a) up to but not including the first anniversary of the Closing Date - 2.0%, (b) on and after the first anniversary of the Closing Date and up to but not including the third anniversary of the Closing Date - 1.5%, (c) on and after the third anniversary of the Closing Date and up to but not including the fourth anniversary of the Closing Date - .75%, and (d) on and after the fourth anniversary of the Closing Date until the fifth anniversary of the Closing Date
- .50%.

                 "Asset Disposition" means any sale, transfer, or other disposition, directly or indirectly, of any of the properties or assets of FRI-MRD or any of its Subsidiaries on or after the date hereof.

                 "Authorized Person" means (a) any officer of Borrower, or (b) any employee of Borrower identified from time to time by an officer of Borrower in a writing delivered to Foothill.

                 "Average Unused Portion of Maximum Amount" means, as of any date of determination, (a) the Maximum Amount, less (b) the sum of (i) the average Daily Balance of

Advances that were outstanding during the immediately preceding month, plus
(ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                 "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                 "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which FRI-MRD, any Subsidiary of FRI- MRD, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                 "Blockage Event" means (a) a Default under Section 8.1, or (b) any Event of Default.

                 "Borrower" means Chi-Chi's and El Torito, individually and collectively, jointly and severally.

                 "Borrower Intellectual Property" means the General Intangibles of Borrower consisting of: (a) all trademarks, service marks, trade names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature; and (b) all the goodwill of each Debtor's business symbolized by the foregoing or associated therewith.

                 "Books" means all of a Person's books and records, including records indicating, summarizing, or evidencing the Collateral or the Guarantor Collateral and all computer programs, disk or tape files, printouts, runs, or other computer prepared information relating to the foregoing.

                 "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                 "Change of Control" shall be deemed to have occurred at such time after the date hereof as:

                 (a) the Apollo Related Persons fail to own and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such Voting Stock (other than the Shareholder Agreement)) at any time 51% or more of the outstanding Voting Stock of FRI by vote (assuming that all convertible instruments, warrants, or options then outstanding have been exercised),

                 (b) the Apollo Related Persons shall fail to have or have the power to elect a majority of the Board of Directors of FRI,

                 (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, but not including an Apollo Related Person or a Green Related Person) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the outstanding Voting Stock of FRI by vote; provided, however, that, any shares of Voting Stock of FRI issued directly by FRI to such "person" or "group" for value shall not be counted towards the foregoing percentage (unless they are issued in one or a series of related transactions involving the redemption or other acquisition of shares of Voting Stock held by an Apollo Related Person or a Green Related Person),

                 (d) the Apollo Related Persons shall fail to own, directly or indirectly (which may be through FRI or its Subsidiaries), and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such Voting Stock (other than the Shareholder Agreement)) at any time 51% or more of the outstanding Voting Stock of FRI-MRD by vote (assuming that all convertible instruments, warrants, or options then outstanding have been exercised),

                 (e) FRI-MRD shall fail to own free and clear of any consensual Liens of any Person (other than Liens in favor of Foothill) and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such Voting Stock) at any time 100% of the outstanding Voting Stock of FRI- Admin by vote (other than directors qualifying shares and assuming that all convertible instruments, warrants, or options then outstanding have been exercised),

                 (f) FRI-MRD shall fail to own free and clear of any consensual Liens of any Person (other than Liens in favor of Foothill) and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such Voting Stock) at any time 100% of the outstanding Voting Stock of Chi- Chi's by vote (other than directors qualifying shares and assuming that all convertible instruments, warrants, or options then outstanding have been exercised), or

                 (g) FRI-MRD shall fail to own free and clear of any consensual Liens of any Person (other than Liens in favor of Foothill) and control (without being subject to any voting trust, voting agreement, shareholders agreement, or any other agreement or arrangement limiting or affecting the voting of such Voting Stock) at any time 100% of the outstanding Voting Stock of El Torito by vote (other than directors qualifying shares and assuming that all convertible instruments, warrants, or options then outstanding held by Persons have been exercised).

                 "Chi-Chi's" has the meaning set forth in the preamble to this Agreement.

                 "Chi-Chi's Advances" has the meaning set forth in Section
2.1(a).

                 "Chi-Chi's Designated Account" means account number 12358-05958 of Chi-Chi's maintained with Chi-Chi's' Designated Account Bank, or such other deposit account of Chi-Chi's (located within the United States) designated, in writing and from time to time, by Chi-Chi's to Foothill.

                 Chi-Chi's' Designated Account Bank" means Bank of America whose office is located in Concord, California, and whose ABA number is 121000358.

                 "Chi-Chi's Letter of Credit Usage" means the sum of (a) the undrawn amount of Chi-Chi's Letters of Credit, plus (b) the amount of unreimbursed drawings under Chi-Chi's Letters of Credit.

                 "Chi-Chi's Letters of Credit" means an L/C or an L/C Guaranty, as the context requires, issued for the benefit of Chi-Chi's.

                 "Chi-Chi's Loan Account" has the meaning set forth in Section 2.10.

                 "Chi-Chi's Overadvance" has the meaning set forth in Section
2.5.

                 "Chi-Chi's Specified Assets" means the properties or assets directly related to the operation of restaurants of Chi-Chi's identified on Schedule C-1.

                 "Chi-Chi's Subsidiaries" means Chi-Chi's of Greenbelt, Inc., a Kentucky corporation, Chi-Chi's of Kansas, Inc., a Kansas corporation, Chi-Chi's of South Carolina, Inc., a Kentucky corporation, Chi-Chi's of West Virginia, Inc., a Kentucky corporation, Chi-Chi's Franchise Operations Corporation, a Kentucky corporation, Chi-Chi's Management Corporation, a Kentucky corporation, Maintenance Support Group, Inc., a Kentucky corporation, CCMR Advertising Agency, Inc., a Kentucky corporation, CCMR of Catonsville, Inc., a Kentucky corporation, CCMR of Cumberland, Inc., a Kentucky corporation, CCMR of Frederick, Inc., a Kentucky corporation, CCMR of Golden Ring, Inc., a Kentucky corporation, CCMR of Greenbelt, Inc., a Kentucky corporation, CCMR of Harford County, Inc., a Kentucky corporation,

CCMR of Inner Harbor, Inc., a Kentucky corporation, CCMR of Maryland, Inc., a Delaware corporation, CCMR of Ritchie Highway, Inc., a Kentucky corporation, and CCMR of Timonium, Inc., a Delaware corporation.

                 "Chi-Chi's Usage" means, on the date any determination thereof is to be made, the sum of (a) the outstanding amount of the Chi-Chi's Advances, plus (b) the Chi-Chi's Letter of Credit Usage

                 "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

                 "Code" means the California Uniform Commercial Code.

                 "Collateral" means the interests of the Debtors in each of the following:

                 (a)      Accounts,
                 (b)      Books,
                 (c)      Equipment,
                 (d)      General Intangibles,
                 (e)      Inventory,
                 (f)      Negotiable Collateral,
                 (g)      Real Property Collateral,
                 (h) any money, or other assets of the Debtors that now or hereafter come into the possession, custody, or control of Foothill, and
                 (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                 "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Foothill.

                 "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by an executive officer of Borrower to Foothill.

                 "Concentration Account" means (a) in the case of Chi-Chi's, account number 12358-05958 of Chi-Chi's maintained with the Concentration Account Bank, (b) in the case of El Torito's, account number 11014-06159 of El Torito maintained with the Concentration Account Bank, and (c) in the case of FRI-MRD, account number 12359-00417 of FRI-MRD maintained with the Concentration Account Bank, or, in each case, such other account established and maintained with the Concentration Account Bank and designated in writing from time to time by Borrower to Foothill upon 30 days or more prior written notice.

                 "Concentration Account Bank" means (a) Bank of America, whose office is located in Concord, California, and whose ABA number is 121000358, or
(b) any other domestic commercial bank that is reasonably acceptable to Foothill and is designated in writing from time to time by Borrower to Foothill upon 30 days or more prior written notice, subject to the execution and delivery of such concentration account agreements as are in form and substance reasonably satisfactory to Foothill.

                 "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                 "Debtor" means Chi-Chi's or El Torito, as the context may require.

                 "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

                 "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                 "Dinnerhouse Assets" means properties or assets directly related to the operation of FRI-Admin's "Charley Brown's" or "Reuben's" restaurants that are identified on Schedule D-1.

                 "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Foothill.

                 "Dollars or $" means United States dollars.

                 "EBITDA" means, with respect to any fiscal period of a Person, such Person's earnings (excluding extraordinary items (determined in accordance with GAAP)), plus (except to the extent attributable to extraordinary items (determined in accordance with GAAP)) the amount of any interest, taxes, depreciation, amortization deducted in arriving at such earnings, and, without duplication, plus losses and less gains upon dispositions of properties added or deducted in arriving at such earnings.

                 "El Torito" has the meaning set forth in the preamble to this Agreement.

                 "El Torito Advances" has the meaning set forth in Section
2.3(a).

                 "El Torito Designated Account" means account number 11014-06159 of El Torito maintained with El Torito's Designated Account Bank, or such other deposit account of El Torito (located within the United States) designated, in writing and from time to time, by El Torito to Foothill.

                 "El Torito's Designated Account Bank" means Bank of America whose office is located in Concord, California, and whose ABA number is 121000358.

                 "El Torito Letter of Credit Usage" means the sum of (a) the undrawn amount of El Torito Letters of Credit, plus (b) the amount of unreimbursed drawings under El Torito Letters of Credit.

                 "El Torito Letters of Credit" means an L/C or an L/C Guaranty, as the context requires, issued for the benefit of El Torito.

                 "El Torito Usage" means, on the date any determination thereof is to be made, the sum of (a) the outstanding amount of the El Torito Advances, plus (b) the El Torito Letter of Credit Usage

                 "El Torito Loan Account" has the meaning set forth in Section 2.10.

                 "El Torito Overadvance" has the meaning set forth in Section
2.5.

                 "Equipment" means all of a Person's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section Section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                 "ERISA Affiliate" means (a) any corporation whose employees are treated as employed by the same employer as the employees of FRI-MRD or its Subsidiaries under IRC Section 414(b), (b) any trade or business whose employees are treated as employed by the same employer as the employees of FRI-MRD or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization that is a member of an affiliated service group of which FRI-MRD or its Subsidiaries are a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party that is a party to an arrangement with FRI-MRD or its Subsidiaries and whose employees are aggregated with the employees of FRI-MRD or its Subsidiaries under IRC Section 414(o).

                 "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of FRI- MRD or any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that reasonably might be expected to provide a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that reasonably might be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of FRI-MRD or any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by FRI-MRD or its Subsidiaries or any of their ERISA Affiliates.

                 "Event of Default" has the meaning set forth in Section 8.

                 "Existing Lender" means Credit Lyonnais, New York Branch.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

                 "Excluded Contract Right" means, with respect to any Person, and with respect to any contract to which such Person is a party, a right or privilege of such Person under such contract, or an obligation due to such Person under such contract, that: (a) In the case of a More

Important Contract, arises under a contract described on Schedule E-1 hereto; or (b) In the case of a Less Important Contract, (i) does not consist of the right of such Person to receive a payment, or an obligation due to such Person with respect to a payment, and (ii) is, by the express terms of such contract, subject to a restriction on assignability that prohibits the pledge, hypothecation, mortgage, encumbrance, or grant of a Lien on same, if such restriction is enforceable, and if the breach of such restriction by such Person would constitute a material breach of such contract sufficient to give rise to a right on the part of another party to such contract to terminate such contract or to impose liability for not insignificant damages upon such Person for breach of such contract; provided that the proceeds of any disposition of any Excluded Contract Right shall not constitute an Excluded Contract Right, and any such proceeds shall be subject to Foothill's security interest.

                 "Federated Securities Account" means (a) the Securities Account maintained by FRI with Federated Investors, or (b) such other Securities Account that is maintained with a financial intermediary or depository reasonably acceptable to Foothill and that is designated in writing from time to time by FRI to Foothill upon 30 days or more prior written notice, subject to the execution and delivery of such control agreements as are in form and substance reasonably satisfactory to Foothill.

                 "FEIN" means Federal Employer Identification Number.

                 "Flagstar Bonds" means those certain 12-1/2% Series A Senior Notes of FRD Acquisition Corp. issued to FRI and having, as of the Closing Date, an approximate principal balance of $6,500,000.

                 "Foothill" has the meaning set forth in the preamble to this Agreement.

                 "Foothill Account" has the meaning set forth in Section 2.7.

                 "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by FRI or its Subsidiaries under any of the Loan Documents that are paid or incurred by Foothill as permitted hereunder or thereunder; reasonable out-of- pocket fees or charges paid or incurred by Foothill in connection with Foothill's transactions with FRI or its Subsidiaries including, fees or charges for notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and ucc searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, (subject to Section 2.11(d)) appraisal (including periodic Collateral or Guarantor Collateral appraisals), real estate surveys, real estate title policies and endorsements, and, subject to Section 2.11(d) environmental audits; actual out-of-pocket costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); actual out-of-pocket charges paid or incurred by Foothill resulting from the dishonor of checks drawn on, or endorsed by or on behalf of Borrower; reasonable out-of-pocket costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or the Guarantor Collateral, or any portion thereof, irrespective of whether a sale is consummated; subject to Section 2.11(d), reasonable costs and expenses paid or incurred by Foothill in examining the Books of FRI or its Subsidiaries; reasonable out-of-pocket costs and expenses paid or incurred by Foothill in connection with its prosecution of statutory third party claims or paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with FRI or its Subsidiaries arising out of the Loan Documents; and Foothill's reasonable out-of-pocket attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable out-of-pocket attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any one of FRI, FRI-MRD, Chi-Chi's, El Torito, or any of the other Subsidiaries of FRI), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                 "Franchising" has the meaning set forth in the preamble to this Agreement.

                 "FRI" has the meaning set forth in the preamble to this Agreement.

                 "FRI-Admin" has the meaning set forth in the preamble to this Agreement.

                 "FRI-MRD" has the meaning set forth in the preamble to this Agreement.

                 "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                 "General Intangibles" means all of a Person's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than its goods, Accounts, and Negotiable Collateral; provided that General Intangibles shall not include any Excluded Contract Right.

                 "Green" means Green Equity Investors, L.P.

                 "Green Related Persons" means Green or any of its Permitted Transferees (exclusive of FRI and its Subsidiaries).

                 "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                 "Guaranties" means (a) those certain General Continuing Guaranties to be executed and delivered by each of the Guarantors (other than FRI), in substantially the form of Exhibit G-1, (b) that certain General Continuing Guaranty to be executed and delivered by FRI, in substantially the form of Exhibit G-2, and (c) those certain General Continuing Guaranties to be executed and delivered by Chi-Chi's and El Torito, in substantially the form of Exhibit G-3.

                 "Guarantor Collateral" means the properties and assets of the Guarantors that are hypothecated by them in favor of Foothill pursuant to the Loan Documents, including the Anaheim Property and the Headquarters Property.

                 "Guarantor Security Agreement" means, those certain Security Agreements to be executed and delivered by each of the Guarantors, in substantially the form of Exhibit G-4, and which, in the case of FRI, shall include subject to the terms thereof, as a portion of the subject collateral, FRI's interests in the Flagstar Bonds and the Federated Securities Account.

                 "Guarantors" means FRI, FRI-MRD, FRI-Admin, Franchising, each of the Chi-Chi's Subsidiaries and each of the other Subsidiaries of FRI-MRD from time to time party to one of the Guaranties.

                 "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                 "Headquarters Mortgage" means a deed of trust, assignment of rents, and security agreement executed by FRI in favor of Foothill, in substantially the form of Exhibit H-1, that encumbers the Headquarters Property and the related improvements thereto.

                 "Headquarters Property" means the Real Property of FRI located at 2701 Alton Avenue, Irvine, California and more particularly described on Schedule H-1.

                 "Indebtedness" means, with respect to any Person: (a) all obligations for borrowed money, (b) all monetary obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other monetary obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all monetary obligations under capital leases, (d) all obligations of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation is assumed, and (e) any obligation guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any other Person's Indebtedness. The foregoing to the contrary notwithstanding, the term "Indebtedness" shall not include (i) any liability of a Person for the deferred purchase price of services or property incurred in the ordinary course of business, and (ii) interest rate caps, collars, and other insurance-type financial products. For purposes of this definition, if the obligation of any other Person secured by a Lien in item (d) of this definition is not a monetary obligation, then the amount of such obligation shall equal the lesser of the value of the asset encumbered by such Lien and the reasonably estimated amount of the secured obligation. If Indebtedness of FRI-MRD or one of its Subsidiaries is permitted hereunder, a guaranty thereof by FRI-MRD or one or more of its Subsidiaries also shall be permitted hereunder and the maximum amount of Indebtedness that shall be deemed incurred for purposes of Section 7.1 is the amount of the Indebtedness that has been guarantied.

                 "Insolvency Event" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution, reorganization under the Bankruptcy Code or other insolvency law, or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement generally with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, or
(e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 30 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

                 "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, general assignments for the benefit of creditors, moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                 "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                 "Inventory" means all present and future inventory in which a Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                 "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Official Text of the Uniform Commercial Code and as defined in California Senate Bill 1591 which was approved by the Governor of the State of California on September 14, 1996 and will be effective on January 1, 1997 as part of Code.

                 "Investments" means (a) the acquisition of securities (whether debt or equity) of, or other ownership interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person. The foregoing to the contrary notwithstanding, none of the acts or events that are permitted by the proviso to Section 7.3 shall constitute Investments.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

                 "L/C" means a letter of credit issued by Foothill for the account of a Debtor.

                 "L/C Guaranty" means a guaranty of payment issued by Foothill with respect to a letter of credit issued by an issuing bank for the account of a Debtor.

                 "Leaseholds" means (a) the Specified Leaseholds, and (b) such other leasehold estate of Borrower on which it operates a restaurant and as to which Foothill and Borrower have agreed upon the applicable Stipulated Cash Flow.

                 "Leasehold Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by FRI-MRD or its Subsidiaries, as applicable, in favor of Foothill, in substantially the form of Exhibit L-1, that encumber a Leasehold and the related improvements thereto.

                 "Less Important Contract" means, with respect to any Person, a contract to which such Person is a party that is not a More Important Contract.

                 "Lessor Consent" means an agreement by a lessor of a Leasehold consenting to the hypothecation by Borrower to Foothill of Borrower's Leasehold interest and containing other customary mortgagee protection provisions, the form of such agreements to be substantially in the form of Exhibit L-2 attached hereto or otherwise in form and substance reasonably satisfactory to Foothill.

                 "Letters of Credit" means Chi-Chi's Letters of Credit or El Torito Letters of Credit, as the context requires.

                 "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                 "Loan Account" means the Chi-Chi's Loan Account or the El Torito Loan Account, as the context requires.

                 "Loan Documents" means this Agreement, the Disbursement Letter, the Guaranties, the Guarantor Security Agreements, the Letters of Credit, the Mortgages, the Anaheim Mortgage, the Headquarters Mortgage, the Leasehold Mortgages, the Stock Pledge Agreements, the Trademark Security Agreements, the VCOC Letter, the Subordination Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                 "Material Adverse Change" means (a) a material and adverse change in the business, prospects, assets, or financial condition of Borrower,
(b) the material impairment of FRI or its Subsidiaries' ability to perform their obligations under the Loan Documents to which they are parties or of Foothill's ability to enforce the Obligations, in each case, other than as the proximate result of the action or inaction of Foothill, or
(c) a Material Adverse Collateral Change.

                 "Material Adverse Collateral Change" means (a) a material and adverse decline in the value of the Collateral (exclusive of the Stock of the Chi-Chi's Subsidiaries and exclusive of dispositions of the Collateral that are not prohibited by the Loan Documents) or the Guarantor Collateral (exclusive of the Stock of Subsidiaries of such Guarantors and exclusive of dispositions of the Guarantor Collateral that are not prohibited by the Loan Documents) or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral or Guarantor Collateral, or (b) a material impairment of the priority of Foothill's Liens with respect to the Collateral or the Guarantor Collateral, in each case, other than as the proximate result of the action or inaction of Foothill.

                 "Maturity Date" has the meaning set forth in Section 3.4.

                 "Maximum Amount" means, as of any date of determination, the result of (a) $35,000,000, minus (b) 100% of the Net Proceeds in excess of $3,500,000 received by FRI-MRD or its Subsidiaries on or after the Closing Date from Permitted Dispositions (other than (i) Asset Dispositions of Dinnerhouse Assets, (ii) Asset Dispositions of Chi-Chi's Specified Assets, (iii) Ordinary Course Dispositions, and (iv) Permitted Sale and Lease-backs).

                 "Maximum Chi-Chi's Amount" means (a) $35,000,000, minus (b) 100% of the Net Proceeds in excess of $3,500,000 received by FRI- MRD or its Subsidiaries on or after the Closing Date from Permitted Dispositions (other than (i) Asset Dispositions of Dinnerhouse Assets, (ii) Asset Dispositions of Chi-Chi's Specified Assets, (iii) Ordinary Course Dispositions, and (iv) Permitted Sale and Lease-backs).

                 "Maximum Chi-Chi's Revolving Amount" means (a) $15,000,000, minus (b) 100% of the Net Proceeds in excess of $3,500,000 received by FRI-MRD or its Subsidiaries on or after the Closing Date from Permitted Dispositions (other than (i) Asset Dispositions of Dinnerhouse Assets, (ii) Asset Dispositions of Chi-Chi's Specified Assets, (iii) Ordinary Course Dispositions, and (iv) Permitted Sale and Lease-backs).

                 "Maximum El Torito Amount" means (a) $35,000,000, minus (b) 100% of the Net Proceeds in excess of $3,500,000 received by FRI- MRD or its Subsidiaries on or after the Closing Date from Permitted Dispositions (other than (i) Asset Dispositions of Dinnerhouse Assets, (ii) Asset Dispositions of Chi-Chi's Specified Assets, (iii) Ordinary Course Dispositions, and (iv) Permitted Sale and Lease-backs).

                 "Maximum El Torito Revolving Amount" means (a) $15,000,000, minus (b) 100% of the Net Proceeds in excess of $3,500,000 received by FRI-MRD or its Subsidiaries on or after the Closing Date from Permitted Dispositions (other than (i) Asset Dispositions of Dinnerhouse Assets, (ii) Asset Dispositions of Chi-Chi's Specified Assets, (iii) Ordinary Course Dispositions, and (iv) Permitted Sale and Lease-backs).

                 "More Important Contract" means, with respect to any Person, a contract to which such Person is a party: (a) Described on Schedule E-1 to this Agreement; (b) the material breach of which by such Person could give rise to a claim against such Person that is material in relation to such Person's financial condition; or (c) the termination of which could interfere substantially with the ongoing operations, businesses, or prospects of such Person.

                 "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, in substantially the form of Exhibit M-1, that encumber the Real Property Collateral and the related improvements thereto.

                 "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which FRI-MRD, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                 "Negotiable Collateral" means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

                 "Net Proceeds" means (a) the gross cash proceeds (including insurance proceeds, condemnation awards, and payments received from time to time in respect of installment obligations and other non-cash proceeds, if applicable) received by or on behalf of FRI-MRD or one of its Subsidiaries in respect of an Asset Disposition, less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable by FRI-MRD or its Subsidiary in connection with such Asset Disposition plus Borrower's good faith best estimate of the amount of all income taxes payable in connection with such Asset Disposition, (ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the properties or assets that were the subject of such Asset Disposition, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be "Net Proceeds" of an Asset Disposition occurring on the date of such reduction,
(iii) the amount applied to repay any Indebtedness secured by a Lien upon the properties or assets that were the subject of the Asset Disposition, to the extent such Indebtedness is required by its terms to be repaid as a result of such Asset Disposition, and (iv) reasonable and customary fees, commissions, and expenses and other costs paid by FRI-MRD or its Subsidiary in connection with such Asset Disposition (other than those payable to any Affiliate of FRI-MRD or such Subsidiary), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a).

                 "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Foothill under any outstanding Letters of Credit, premiums (including Applicable Termination Premiums), liabilities (including all amounts charged to a Debtor's Loan Account pursuant hereto), obligations, fees, charges, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description pursuant to the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Obligor" means any Debtor or any Guarantor.

                 "Ordinary Course Dispositions" means Asset Dispositions of (a) Inventory in the ordinary course of business, (b) Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,
(c) properties or assets between FRI-MRD and its Subsidiaries or between FRI-MRD's Subsidiaries, other than Prohibited Transfers, (d) cash and cash equivalents consistent with the provisions hereof, and (e) license rights with respect to Borrower Intellectual Property in connection with licenses or franchises entered into by Borrower in the ordinary course of business.

                 "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

                 "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of FRI and its Subsidiaries owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of FRI and its Subsidiaries.

                 "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                 "Permitted Acquisition" means an Acquisition of assets of another Person or, all or substantially all of the Stock of another Person so long as:

                 (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

                 (b) the assets being acquired, or the Person whose capital Stock is being acquired, are useful in or engaged in, as applicable, the restaurant business or a business reasonably related thereto,

                 (c) if the proposed Acquisition (whether in one or a series of related transactions (including any prior Permitted Toehold Investment)) relates to assets or Stock with an aggregate consideration of less than $3,000,000, Borrower has provided Foothill with written confirmation that on a pro forma basis, calculated in good faith by officers of Borrower and using reasonable assumptions, Borrower would have been in compliance with each of the financial covenants in Section 7.20 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements,

                 (d) if the proposed Acquisition (whether in one or a series of related transactions (including any prior Permitted Toehold Investment)) relates to assets or Stock with an aggregate consideration of $3,000,000 or more, (i) Borrower has provided Foothill with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis, created by adding the historical combined financial statements of Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition (adjusted to eliminate expense items that would not have been incurred and include income items that would have been recognized, in each case, if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually agreed upon by Borrower and Foothill), Borrower would have been in compliance with each of the financial covenants in Section 7.20 hereof for the 12 months ending as of the fiscal quarter ended immediately prior to the proposed date of consummation of such proposed Acquisition for which there are available financial statements, and (ii) Foothill has completed its audit, appraisal, and standard due diligence with respect to the assets or Person that is to be the subject of the proposed Acquisition and the results thereof are reasonably satisfactory to Foothill,

                 (e) the relevant assets or Stock being acquired in such Acquisition are acquired directly by FRI-MRD, Borrower, or any of Borrower's Subsidiaries,

                 (f) in the case of an asset Acquisition, Borrower or the relevant acquiring Subsidiary thereof shall have executed and delivered any and all security agreements, UCC-1 financing statements, fixture filings, Mortgages, leasehold mortgages, and other documentation reasonably requested by Foothill in order to include the newly acquired assets within the Collateral or the Guarantor Collateral, and

                 (g) in the case of a Stock Acquisition, (i) Borrower or the relevant acquiring Subsidiary thereof shall have executed and delivered a stock pledge agreement (substantially in the form of the Stock Pledge Agreement executed and delivered by Chi-Chi's with respect to the Stock of the Chi-Chi's Subsidiaries) and shall have delivered to Foothill possession of the original Stock certificates respecting all of the issued and outstanding shares of Stock of such new Subsidiary or Subsidiaries, together with stock powers with respect thereto endorsed in blank, and (ii) Borrower or the relevant acquiring Subsidiary thereof shall have caused such new Subsidiary or Subsidiaries to execute and deliver a guaranty (substantially in the form of the Guaranty executed and delivered by the Chi-Chi's Subsidiaries) together with any and all security agreements, UCC-1 financing statements, fixture filings, Mortgages, leasehold mortgages, and other documentation reasonably requested by Foothill in order to cause such cause Subsidiary or Subsidiaries to be obligated with respect to the Obligations and to include the assets of the new Subsidiary or Subsidiaries within the Guarantor Collateral.

                 "Permitted Disposition" means (a) Ordinary Course Dispositions, (b) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, Asset Dispositions of any of the properties or assets of FRI-MRD or any of its Subsidiaries, other than (i) the Real Property identified on Schedules A-1, H-1, R-1, and S-1), and (ii) the Borrower Intellectual Property, and (c) subject to the prior or concurrent satisfaction of the applicable Release Condition therefor, Permitted Sale and Lease-backs.

                 "Permitted Investment" means (a) Permitted Ordinary Course Investments, (b) Permitted Acquisitions, (c) Permitted Dispositions, (d) Investments existing on the Closing Date, and (e) Permitted Toehold Investments.

                 "Permitted Ordinary Course Investment" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a maturity not exceeding one year, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000 with a maturity not exceeding one year,
(c) investments in commercial paper rated at least A-1 or P-1 maturing within one year after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Foothill, (e) loans and advances to officers and employees of Borrower in the ordinary course of business (including in connection with the purchase of Stock of FRI or its Subsidiaries) in an aggregate amount at any one time outstanding not to exceed $2,000,000, (f) investments in negotiable instruments for collection, (g) advances in connection with purchases of goods or services in the ordinary course of business, (h) deposits required in connection with leases, (i) loans or distributions made by FRI-MRD on the Closing Date to FRI of approximately $23,000,000, and (j) Investments made or received in consideration of Permitted Dispositions.

                 "Permitted Liens" means: (a) Liens granted to Foothill or any assignee under the Loan Documents, (b) Liens for unpaid taxes, assessments, and government charges that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d)(i) the interests of lessors or lessees under operating leases and subleases, or (ii) the interests of licensees or franchisees under licenses or franchises of Borrower Intellectual Property to the extent constituting an Ordinary Course Disposition under clause (e) of the definition of Ordinary Course Disposition,
(e)(i) Liens securing purchase money Indebtedness or capital leases permitted under Section 7.1(g), so long as the Lien only attaches to the asset purchased or acquired, or (ii) Acquisition Liens, (f) Liens arising by operation of law, incurred in the ordinary course of business of FRI-MRD and its Subsidiaries and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, (ii) are the subject of Permitted Protests, or (iii) in the aggregate are de minimis in amount, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, contracts or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of FRI-MRD and its Subsidiaries and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds, (j) Liens of or resulting from any judgment or award that does not constitute an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral, and the Anaheim Property, that are exceptions to the commitments for title insurance issued in connection with the Mortgages, and the Anaheim Mortgage as accepted by Foothill at the time of such issuance, (l) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that do not materially interfere with or impair the use or operation thereof by FRI-MRD or its Subsidiaries, (m) other Liens imposed by operation of law that do not materially affect FRI-MRD's or its Subsidiaries ability to perform their respective obligations under the Loan Documents, (n) replacement or continued Liens granted to a Person who provides refinancing or continuation of Indebtedness pursuant to Section 7.1(h) hereof; provided, that the replacement or continued Lien is limited to all or part of the properties or assets that secured the refinanced or continued Indebtedness.

                 "Permitted Protest" means the right of FRI-MRD or its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), tax (other than taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) if required in accordance with GAAP, a reserve with respect to such obligation is established on the books of FRI-MRD or its Subsidiary, as applicable under the circumstances, in accordance with GAAP, and (b) any such protest is instituted and diligently prosecuted by FRI-MRD or its Subsidiary, as applicable under the circumstances, in good faith.

                 "Permitted Sale and Lease-backs" means sale and lease-back transactions that are (a)(i) in respect of Equipment or Real Property (and related improvements thereto) constituting a restaurant that is first opened or acquired by FRI-MRD or any of its Subsidiaries after the Closing Date, (ii) in good faith designated in writing to Foothill, at the time of initial acquisition of such Equipment or Real Property, as a projected Permitted Sale and Lease-back, and (iii) fully consummated within 18 months following the date of initial acquisition of such Equipment or Real Property, as applicable, or
(b) in respect of the Chi-Chi's restaurant located in Greenfield, Wisconsin and the 5 existing El Torito restaurants identified on Schedule P-2.

                 "Permitted Toehold Investment" means an Investment in the Voting Stock of another Person so long as (a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the Person whose Stock is being acquired, is engaged in, the restaurant business or a business reasonably related thereto,
(c) the relevant Voting Stock being acquired in such Investment is acquired directly by Borrower or its Subsidiaries, (d) Borrower or the relevant acquiring Subsidiary thereof shall have executed and delivered a stock pledge agreement (substantially in the form of the Stock Pledge Agreement executed and delivered by Chi-Chi's with respect to the Stock of the Chi-Chi's Subsidiaries) and shall have perfected Foothill's security interest in the acquired Investment, and (e) the aggregate amount of all such Toehold Investments does not exceed $1,000,000 in the aggregate.

                 "Permitted Transferee" means, with respect to any Person: (a) any Affiliate of such Person; (b) any investment manager, investment advisor, or constituent general partner of such Person; or (c) any investment fund, investment account, or investment entity that is organized by such Person or its Affiliates and whose investment manager, investment advisor, or constituent general partner is such Person or a Permitted Transferee of such Person.

                 "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                 "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                 "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by FRI-MRD or its Subsidiaries or with respect to which it may incur liability.

                 "Prohibited Transfers" means: (a) Asset Dispositions of Equipment by FRI-MRD or any of its Subsidiaries to FRI-Admin or Franchising;
(b) Asset Dispositions of any Real Property identified on Schedule R-1 or Schedule S-1 by FRI-MRD or any of its Subsidiaries to FRI-MRD or any of its Subsidiaries, other than such Asset Dispositions solely by one Debtor to the other Debtor; and (c) Asset Dispositions of the Borrower Intellectual Property (other than those constituting Ordinary Course Dispositions under clause (e) of the definition of Ordinary Course Disposition).

                 "Real Property" means any real property fee estates or leasehold interests now owned or hereafter acquired by FRI-MRD or its Subsidiaries.

                 "Real Property Collateral" means the parcels of Real Property and the related improvements thereto identified on Schedule R-1, and any Real Property fee estates hereafter acquired by Borrower.

                 "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                 "Release Condition" means that (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) in all cases other than Asset Dispostions of the Dinnerhouse Assets or the Chi-Chi's Specified Assets, FRI-MRD or its Subsidiary is receiving at least fair value for the property or assets that are the subject of the Asset Disposition, and
(c) following such Asset Disposition, the subject properties or assets are not to be the subject of a lease (other than in connection with a Permitted Sale and Lease- back) by FRI-MRD or any of its Subsidiaries.

                 "Relevant Measuring Period" means (a) as applied to Chi-Chi's, with respect to December 31, 1996, the three months then ended, with respect to March 31, 1997, the six months then ended, with respect to June 30, 1997, the nine months then ended, and, with respect to any fiscal quarter ended thereafter, the twelve months then ended, and (b) as applied to El Torito, with respect to each such date, the twelve months then ended.

                 "Reportable Event" means any of the events described in
Section 4043(c) (other than subsections (b)(7) and (b)(9)) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                 "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                 "SEC" means the United States Securities and Exchange Commission and any successor Federal agency having similar powers.

                 "Securities Account" means a "securities account" as that term is defined in Section 8-501 of the official Text of the Uniform Commercial Code and as defined in California Senate Bill 1591 which was approved by the Governor of the State of California on September 14, 1996 and will be effective on January 1, 1997 as part of the Code.

                 "Senior Notes" means the 9-3/4% senior notes of FRI due 2002 that originally were issued in January, 1994 and have outstanding principal amount, as of the date hereof, of approximately $119,000,000.

                 "Shareholder Agreement" means, collectively, (a) that certain Shareholder Agreement, dated as of January 27, 1994, among FRI, Apollo and its "Related Persons" (as such term is defined therein), Green and its "Related Persons" (as such term is defined therein), and Foodmaker, Inc. and its "Related Persons" (as such term is defined therein), as amended prior to the Closing Date, (b) that certain Exchange Agreement, dated as of November 20, 1995, between Green and Apollo, as amended prior to the Closing Date, and (c) that certain Exchange Agreement, dated as of November 20, 1995, between Foodmaker, Inc. and Apollo, in each case, as amended prior to the Closing Date.

                 "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                 "Specified Leaseholds" means the parcels of Real Property and the related improvements thereto identified on Schedule S-1.

                 "Stipulated Cash Flow" means (a) the cash flow of the restaurant located at a Specified Leasehold as such cash flow is identified on Schedule S-1, and (b) in the case of a restaurant located at a Leasehold that is not identified on Schedule S-1, the amount of the annual cash flow of such restaurant as mutually agreed upon by Foothill and Borrower.

                 "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                 "Stock Pledge Agreements" means (a) a Stock Pledge Agreement executed and delivered by FRI with respect to the shares of Stock that it owns with respect to each of its direct Subsidiaries, (b) a Stock Pledge Agreement executed and delivered by FRI-MRD with respect to the shares of Stock that it owns with respect to each of its direct Subsidiaries, and (c) a Stock Pledge Agreement executed and delivered by Chi-Chi's with respect to the shares of Stock that it owns with respect to each of its direct Subsidiaries, each to be in substantially the form of Exhibit S-1.

                 "Subordination Agreement" means a Subordination Agreement, in substantially the form of Exhibit S-2, by FRI in favor of Foothill.

                 "Subordinated Notes" means the 10-7/8% senior subordinated discount notes of FRI due 2004 that originally were issued in January, 1994 and have fully accreted outstanding principal amount, as of the date hereof, of approximately $31,000,000.

                 "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation, partnership, limited liability company, or other entity.

                 "Trademark Security Agreements" means (a) a Trademark Security Agreement executed and delivered by Chi-Chi's, and (b) a Trademark Security Agreement executed and delivered by El Torito, each to be in substantially the form of Exhibit T-1.

                 "Triggering Event" means any of (a) the occurrence and continuation of an Event of Default under Section 8.1 (other than an Event of Default based solely on acceleration of the maturity of the Obligations based on an Event of Default arising other than under Section 8.1), or (b) the occurrence of an Insolvency Event relative to one or both of the Debtors.

                 "VCOC Letter" means a letter agreement among FRI, FRI-MRD, FRI-Admin, Borrower, Franchising, and Foothill's Participants that meets the Venture Capital Operating Company requirements and that is in substantially the form of Exhibit V-1.

                 "Voidable Transfer" has the meaning set forth in Section 15.8.

                 "Voting Stock" means Stock or similar equity interest of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or individuals performing similar functions), managers, trustees, or general partners of such Person (irrespective of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

                 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever a particular Person is identified with respect to a financial covenant or a related definition, it shall be understood to mean such Person on a consolidated basis unless the context clearly requires otherwise. The first sentence of this Section 1.2 notwithstanding, if one or more changes in GAAP after the date hereof are required to be applied to the then existing transactions, and such change has a material effect on the financial computations required under this Agreement, the parties agree to negotiate in good faith to attempt to draft an amendment of this Agreement that shall approximate, to the extent possible, the economic effect of the original provisions hereof after taking into account such change or changes in GAAP; provided, however, that until the parties are able to negotiate such amendment, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect prior to such change or changes.

                 1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                 1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                 1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.      LOAN AND TERMS OF PAYMENT.

                 2.1 CHI-CHI'S ADVANCES. (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Chi-Chi's Advances") to Chi-Chi's in an amount at any one time outstanding not to exceed the least of: (i) (y) the Maximum Chi-Chi's Amount minus (z) the sum of (1) the Chi-Chi's Letter of Credit Usage and (2) the El Torito Usage; and (ii) (y) the Maximum Chi-Chi's Revolving Amount minus (z) the amount of outstanding El Torito Advances.

                          (b)     Anything to the contrary in Section 2.1(a)
above notwithstanding, Foothill may create reserves against the Maximum Chi-Chi's Revolving Amount or the Maximum Chi-Chi's Amount without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Collateral Change and so long as the same continues to exist.

                          (c)     Foothill shall have no obligation to make
additional Chi-Chi's Advances hereunder to the extent that concurrent requests for Chi-Chi's Letters of Credit, El Torito Advances, or El Torito Letters of Credit would cause the outstanding Obligations to exceed the Maximum Amount.

                          (d)     Amounts borrowed pursuant to this Section 2.1
may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement without penalty.

                 2.2      CHI-CHI'S LETTERS OF CREDIT.





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
                          (a)     Subject to the terms and conditions of this
Agreement, Foothill agrees to issue L/Cs or L/C Guarantees for the account of Chi-Chi's in an aggregate undrawn and unreimbursed amount at any one time outstanding not to exceed the lesser of: (i) (y) the Maximum Chi-Chi's Amount minus (z) the sum of (1) the amount of outstanding Chi-Chi's Advances and (2) the El Torito Usage; or (ii) (y) the Maximum Amount minus (z) the sum of (1) the amount of outstanding Chi-Chi's Advances and (2) the El Torito Usage. Chi-Chi's and Foothill agree that (i) so long as Foothill is owned by Norwest Corporation or any Affiliate thereof, Foothill will be obligated to issue the L/Cs provided for under this Section and, if Foothill's L/C will not be accepted by the beneficiary, to arrange for the issuance of the letters of credit that are to be the subject of L/C Guarantees, and (ii) if at any time Foothill is no longer owned by Norwest Corporation or any Affiliate thereof, then from and after such date Foothill will continue to be obligated to issue the L/Cs provided for under this Section but, if Foothill's L/C will not be accepted by the beneficiary, Foothill will have the right, but not the obligation, to arrange for the issuance of the letters of credit that are to be the subject of L/C Guarantees. Foothill and Chi-Chi's acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Chi-Chi's Letter of Credit shall have an expiry date no later than 20 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 and all such Chi-Chi's Letters of Credit shall be in form and substance acceptable to Foothill and Chi-Chi's. If Foothill is obligated to advance funds under a Chi-Chi's Letter of Credit, Chi-Chi's immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Chi-Chi's Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Chi-Chi's Advances under Section 2.6.

                          (b)     Chi-Chi's agrees to be bound by the issuing
bank's regulations and interpretations of any Chi-Chi's Letters of Credit guarantied by Foothill and opened to or for Chi-Chi's' account or by Foothill's interpretations of any L/C issued by Foothill to or for Chi-Chi's' account, even though this interpretation may be different from Chi-Chi's' own, and Chi-Chi's understands and agrees that Foothill shall not be liable (other than for the wilful misconduct, gross negligence, or bad faith of Foothill) for any error, negligence, or mistake, whether of omission or commission, in following Chi-Chi's' instructions or those contained in the Chi-Chi's Letter of Credit or any modifications, amendments, or supplements thereto. Chi-Chi's understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Chi-Chi's against such issuing bank. Chi-Chi's hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank (other than if such loss, cost, or expense is the proximate result of the gross negligence, willful misconduct, or bad faith of Foothill).





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
                          (c)     Chi-Chi's hereby authorizes and directs any
bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application; provided, that Foothill agrees to consider in good faith Chi-Chi's reasonable requests with respect to waivers of discrepancies and amendments with respect thereto. Chi-Chi's may or may not be the "applicant" or "account party" with respect to such letter of credit.

                          (d)     Any and all actual charges, commissions,
fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Chi-Chi's to Foothill.

                          (e)     Immediately upon the termination of this
Agreement, Chi-Chi's agrees to either (i) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Chi-Chi's Letters of Credit, or (ii) provide Foothill with an irrevocable letter of credit, in form and substance and from an issuer, that is reasonably acceptable to Foothill, for the maximum amount of Foothill's obligations under outstanding Chi-Chi's Letters of Credit.

                          (f)  If by reason of (i) any change in any applicable
law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                          (A)     any reserve, deposit, or similar requirement
is or shall be imposed or modified in respect of any Chi-Chi's Letters of Credit issued hereunder, or

                          (B)     there shall be imposed on the issuing bank or
Foothill any other condition regarding any letter of credit, or Chi-Chi's Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Chi-Chi's Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Chi-Chi's, and Chi-Chi's shall pay no later than 3 Business Days following a demand for payment such amounts as the issuing bank or Foothill may specify to be reasonably necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                 2.3 EL TORITO ADVANCES. (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("El Torito Advances") to El Torito in an amount at any one time outstanding not to exceed the least of: (i) (y) the Maximum El Torito Amount minus (z) the sum of (1) the El Torito Letter of Credit Usage and (2) the Chi-Chi's Usage; and (ii) (y) the Maximum El Torito Revolving Amount minus (z) the amount of outstanding Chi-Chi's Advances.

                          (b)     Anything to the contrary in Section 2.3(a)
above notwithstanding, Foothill may create reserves against the Maximum El Torito Revolving Amount or the Maximum El Torito Amount without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Collateral Change and so long as the same continues to exist.

                          (c)     Foothill shall have no obligation to make
additional El Torito Advances hereunder to the extent that concurrent requests for El Torito Letters of Credit, Chi-Chi's Advances, or Chi-Chi's Letters of Credit would cause the outstanding Obligations to exceed the Maximum Amount.

                          (d)     Amounts borrowed pursuant to this Section 2.3
may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement without penalty.

                 2.4      EL TORITO LETTERS OF CREDIT.

                          (a)     Subject to the terms and conditions of this
Agreement, Foothill agrees to issue L/Cs or L/C Guarantees for the account of El Torito in an aggregate undrawn and unreimbursed amount at any one time outstanding not to exceed the lesser of: (i) (y) the Maximum El Torito Amount minus (z) the sum of (1) the amount of outstanding El Torito Advances and (2) the Chi-Chi's Usage; or (ii) (y) the Maximum Amount minus (1) the amount of outstanding El Torito Advances and (2) the Chi-Chi's Usage. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. El Torito and Foothill agree that (i) so long as Foothill is owned by Norwest Corporation or any Affiliate thereof, Foothill will be obligated to issue the L/Cs provided for under this Section and, if Foothill's L/C will not be accepted by the beneficiary, to arrange for the issuance of the letters of credit that are to be the subject of L/C Guarantees, and (ii) if at any time Foothill is no longer owned by Norwest Corporation or any Affiliate thereof, then from and after such date Foothill will continue to be obligated to issue the L/Cs provided for under this Section but, if Foothill's L/C will not be accepted by the beneficiary, Foothill will have the right, but not the obligation, to arrange for the issuance of the letters of credit that are to be the subject of L/C Guarantees. Foothill and El Torito acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each El Torito Letter of Credit shall have an expiry date no later than 20 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 and all such El Torito Letters of Credit shall be in form and substance acceptable to Foothill and El Torito. If Foothill is obligated to advance funds under a El Torito Letter of Credit, El Torito immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an El Torito Advance hereunder and, thereafter, shall bear interest at the rate then applicable to El Torito Advances under Section 2.6.

                          (b)     El Torito agrees to be bound by the issuing
bank's regulations and interpretations of any El Torito Letters of Credit guarantied by Foothill and opened to or for El Torito's account or by Foothill's interpretations of any L/C issued by Foothill to or for El Torito's account, even though this interpretation may be different from El Torito's own, and El Torito understands and agrees that Foothill shall not be liable (other than for the wilful misconduct, gross negligence, or bad faith of Foothill) for any error, negligence, or mistake, whether of omission or commission, in following El Torito's instructions or those contained in the El Torito Letter of Credit or any modifications, amendments, or supplements thereto. El Torito understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by El Torito against such issuing bank. El Torito hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank (other than if such loss, cost, or expense is the proximate result of the gross negligence, willful misconduct, or bad faith of Foothill).

                          (c)     El Torito hereby authorizes and directs any
bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application; provided, that Foothill agrees to consider in good faith El Torito's reasonable requests with respect to waivers of discrepancies and amendments as to waivers of discrepancies and amendments with respect thereto. El Torito may or may not be the "applicant" or "account party" with respect to such letter of credit.

                          (d)     Any and all actual charges, commissions,
fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by El Torito to Foothill.

                          (e)     Immediately upon the termination of this
Agreement, El Torito agrees to either (i) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding El Torito Letters of Credit, or (ii) provide Foothill with an irrevocable letter of credit, in form and substance and from an issuer, that is reasonably acceptable to Foothill, for the maximum amount of Foothill's obligations under outstanding El Torito's Letters of Credit.

                          (f)  If by reason of (i) any change in any applicable
law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                          (A)     any reserve, deposit, or similar requirement
is or shall be imposed or modified in respect of any El Torito Letters of Credit issued hereunder, or

                          (B)     there shall be imposed on the issuing bank or
Foothill any other condition regarding any letter of credit, or El Torito Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or El Torito Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify El Torito, and El Torito shall pay no later than 3 Business Days following a demand for payment such amounts as the issuing bank or Foothill may specify to be reasonably necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this
Section 2.4(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                 2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Chi-Chi's to Foothill pursuant to Sections 2.1 or
2.2 is greater than either the Dollar
limitations set forth in Sections 2.1 or 2.2 (a "Chi-Chi's Overadvance"), Chi-Chi's immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Chi-Chi's Advances outstanding under
Section 2.1 and, thereafter, to be held by Foothill as cash collateral to secure Chi-Chi's' obligation to repay Foothill for all amounts paid pursuant to Chi-Chi's Letters of Credit. If, at any time or for any reason, the amount of Obligations owed by El Torito to Foothill pursuant to Sections 2.3 or 2.4 is greater than either the Dollar limitations set forth in Sections 2.3 or 2.4 (an "El Torito Overadvance"), El Torito immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay El Torito Advances outstanding under Section 2.3 and, thereafter, to be held by Foothill as cash collateral to secure El Torito's obligation to repay Foothill for all amounts paid pursuant to El Torito Letters of Credit. Without limiting the generality of the foregoing, in the event that (i) a Chi-Chi's Overadvance arises from the reduction of the Maximum Amount, the Maximum Chi-Chi's Amount, or the Maximum Chi-Chi's Revolving Amount following a Permitted Disposition, Chi-Chi's immediately shall pay to Foothill, in cash, the amount necessary to reduce the Chi-Chi's Usage to the extent necessary to eliminate such Chi-Chi's Overadvance, and (ii) an El Torito Overadvance arises from the reduction of the Maximum Amount, the Maximum El Torito Amount, or the Maximum El Torito Revolving Amount following a Permitted Disposition, El Torito immediately shall pay to Foothill, in cash, the amount necessary to reduce the El Torito Usage to the extent necessary to eliminate such El Torito Overadvance.

                 2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                          (a)     Interest Rate.  Except as provided in clause
(b) below (i) at such times as the aggregate amount of Advances outstanding hereunder is less than $10,000,000, all monetary Obligations that are charged to the Loan Account (except for undrawn Letters of Credit) shall bear interest at a per annum rate of 1.875 percentage points above the Reference Rate, and
(ii) at such times as the aggregate amount of Advances outstanding hereunder is equal to or greater than $10,000,000, all monetary Obligations that are charged to the Loan Account (except for undrawn Letters of Credit) in excess of $10,000,000 shall bear interest at a per annum rate of 2.875 percentage points above the Reference Rate and the portion of such monetary Obligations not in excess of $10,000,000 shall bear interest at a per annum rate of 1.875 percentage points above the Reference Rate.

                          (b)     Default Rate.  From and after and during the
continuation of an Event of Default, (i) all monetary Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to 2 percentage points above the rate that otherwise is applicable under Section 2.6(a) hereof, and (ii) the fee provided in Section 2.6(c) shall be increased to a fee equal to 5% per annum times the actual Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                          (c)     Letter of Credit Fees.    On the first day of
each month, (i) Chi-Chi's will pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 3.0% per annum times the actual Daily Balance of the undrawn Chi-Chi's Letters of Credit that were outstanding during the immediately preceding month, and (ii) El Torito will pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.4(d)) equal to 3.0% per annum times the actual Daily Balance of the undrawn El Torito Letters of Credit that were outstanding during the immediately preceding month.

                          (d)     Minimum Interest.  In no event shall the rate
of interest chargeable hereunder for any day be less than 7% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                          (e)     Payments.  Interest and Letter of Credit fees
payable hereunder shall be due and payable, in arrears, on the first day following the end of each month during the term hereof. Each Debtor hereby authorizes Foothill, at its option, without prior notice to such Debtor, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the Letter of Credit fees and related charges, commissions, fees, and costs provided for in Section 2.2(d) or 2.4(d) (as applicable and as and when accrued or incurred), the fees and charges provided for in Section
2.11 (as and when accrued or incurred), and all installments or other payments due by such Debtor under any Loan Document to its respective Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                          (f)     Computation.  The Reference Rate as of the
date of this Agreement is 8.25% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                          (g)     If, on or before the Anniversary Date,
Borrower has not been able to secure Lessor Consents with respect to Leaseholds whose restaurants have an aggregate Stipulated Cash Flow of $3,200,000, or greater, then, immediately and without notice or demand of any kind whatsoever, each of the rates of interest set forth in Sections 2.6(a)(i) and 2.6(a)(ii) shall be increased by one eighth percentage point (0.125%) above the rates otherwise applicable under such Sections. Such increase in such specified interest rates shall be applied retroactively to the Closing Date as if such rate were in existence from the date of the execution and delivery of this Agreement and shall apply prospectively up to the date, if ever, on which Borrower has secured Lessor Consents with respect to Leaseholds whose restaurants have an aggregate Stipulated Cash Flow of $3,200,000, or greater.

                          (h)  Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under applicable law. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance (but not below zero) of the Obligations to the extent of such excess. Any amount not applied to so reduce such principal balance promptly shall be refunded, without interest, to Borrower.

                 2.7 COLLECTIONS. Each Debtor shall at all times maintain their respective Concentration Account and agrees that all Collections shall be deposited into its Concentration Account or into a deposit account of such Debtor the proceeds of which are remitted no less frequently than has been its past practice to its Concentration Account. Each Debtor, Foothill, and the Concentration Account Bank shall enter into an agreement that, among other things, shall provide that, from and after the giving of notice by Foothill to such Concentration Account Bank, the Concentration Account Bank shall remit all proceeds received in such Concentration to an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill. Foothill agrees that it will not give such notice to the Concentration Account Bank unless a Triggering Event has occurred and is continuing. No arrangement contemplated hereby shall be modified by any Debtor without the prior written consent of Foothill. Upon the occurrence and during the continuance of a Triggering Event, Foothill may elect to notify the Concentration Account Bank to remit all amounts received in the Concentration Account to the Foothill Account.

                 2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections of Chi-Chi's by Foothill (whether from transfers to Foothill by the Concentration Account Bank or otherwise) immediately shall be applied provisionally to reduce the Chi-Chi's Advances outstanding under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. The receipt of any Collections of El Torito by Foothill (whether from transfers to Foothill by the Concentration Account Bank or otherwise) immediately shall be applied provisionally to reduce the El Torito Advances outstanding under Section 2.3, but shall not be considered a payment on





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
account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then the applicable Debtor shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. Los Angeles time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. Los Angeles time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                 2.9      DESIGNATED ACCOUNTS.  (a)         Foothill is
authorized to make the Chi-Chi's Advances and the Chi-Chi's Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Chi-Chi's agrees to establish and maintain the Chi-Chi's Designated Account with Chi-Chi's' Designated Account Bank for the purpose of receiving the proceeds of the Chi-Chi's Advances requested by Chi-Chi's and made by Foothill hereunder. Unless otherwise agreed by Foothill and Chi-Chi's, any Chi-Chi's Advance requested by Chi-Chi's and made by Foothill hereunder shall be made to the Chi-Chi's Designated Account.

                 (b) Foothill is authorized to make the El Torito Advances and the El Torito Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). El Torito agrees to establish and maintain the El Torito Designated Account with El Torito's Designated Account Bank for the purpose of receiving the proceeds of the El Torito Advances requested by El Torito and made by Foothill hereunder. Unless otherwise agreed by Foothill and El Torito, any El Torito Advance requested by El Torito and made by Foothill hereunder shall be made to the El Torito Designated Account.

                 2.10     MAINTENANCE OF LOAN ACCOUNTS; STATEMENTS OF
OBLIGATIONS.  (a)       Foothill shall maintain an account on its books in the
name of Chi-Chi's (the "Chi-Chi's Loan Account") on which Chi-Chi's will be charged with all Chi-Chi's Advances made by Foothill to Chi- Chi's or for Chi-Chi's' account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Chi-Chi's. In accordance with Section 2.8, the Chi-Chi's Loan Account will be credited with all payments received by Foothill from Chi-Chi's or for Chi-Chi's' account, including all amounts received in the Foothill Account from the Chi-Chi's Concentration Account Bank. Foothill shall render statements, in accordance with its customary practices in respect of rendering statements to its customers, regarding the Loan Account to Chi-Chi's, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall (absent manifest error) be conclusively presumed to be correct and accurate and constitute an account stated between Chi-Chi's and Foothill unless, within 30 days after receipt thereof by Chi-Chi's, Chi-Chi's shall deliver to Foothill by registered or certified mail or overnight courier at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

                   (b) Foothill shall maintain an account on its books in the name of El Torito (the "El Torito Loan Account") on which El Torito will be charged with all El Torito Advances made by Foothill to El Torito or for El Torito's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of El Torito. In accordance with
Section 2.8, the El Torito Loan Account will be credited with all payments received by Foothill from El Torito or for El Torito's account, including all amounts received in the Foothill Account from the El Torito Concentration Account Bank. Foothill shall render statements regarding the Loan Account to El Torito, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall (absent manifest error) be conclusively presumed to be correct and accurate and constitute an account stated between El Torito and Foothill unless, within 30 days after receipt thereof by El Torito, El Torito shall deliver to Foothill by registered or certified mail or overnight courier at its address specified in Section 12, written objection thereto describing the error or errors contained in any such statements.

                 2.11 FEES. Borrower shall pay to Foothill the following fees:

                          (a)     Closing Fee.  On the Closing Date, a closing
fee of $700,000, such fee to be apportioned among the Debtors as follows: (i) $350,000 for the account of Chi-Chi's, and (ii) $350,000 for the account of El Torito;

                          (b)     Unused Line Fee.  On the first day following
the end of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the Average Unused Portion of the Maximum Amount, such fee to be apportioned among the Debtors as follows: (i) 50% thereof to be for the account of Chi-Chi's, and (ii) 50% thereof to be for the account of El Torito;

                          (c)     Annual Facility Fee.  On each anniversary of
the Closing Date, an annual facility fee in an amount equal to 0.25% of the Maximum Amount, such fee to be apportioned among the Debtors as follows: (i) 50% thereof to be for the account of Chi-Chi's, and (ii) 50% thereof to be for the account of El Torito;

                          (d)     Financial Examination, Documentation, and
Appraisal Fees. (i) Foothill's customary fee of $650 per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination (i.e., audits) of FRI and its Subsidiaries performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus reasonable out-of-pocket expenses for each appraisal of the Collateral and the Guarantor Collateral performed by personnel employed by Foothill; and (ii) without duplication, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of FRI-MRD and its Subsidiaries or to appraise the Collateral or the Guarantor Collateral or to perform environmental audits; and (iii) on each anniversary of the Closing Date, Foothill's customary fee of $5,000 per year for its loan documentation review. The foregoing notwithstanding, so long as no Event of Default has occurred and is continuing, Foothill agrees that Borrower only shall be obligated to reimburse Foothill for the foregoing fees, expenses, and charges with respect to 1 appraisal of the Collateral and Guarantor Collateral per year (which appraisal may be conducted in different stages and a copy of which appraisal Foothill agrees to provide to FRI-MRD upon request, without representations or warranties of any kind whatsoever, and at FRI-MRD's expense) and with respect to 1 environmental audit of the Collateral or the Guarantor Collateral per year (which environmental audit may be performed in different stages and a copy of which environmental audit Foothill agrees to provide to FRI-MRD upon request, without representations or warranties of any kind whatsoever, and at FRI-MRD's expense); and

                          (e)     Servicing Fee.  On the first day of each
month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $11,500.

         3.      CONDITIONS; TERM OF AGREEMENT.

                 3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR INITIAL LETTER OF CREDIT. The obligation of Foothill to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                          (a)     the Closing Date shall occur on or before
January 15, 1996;

                          (b)     Foothill shall have received confirmation of
the filing of substantially all of its financing statements and fixture filings;

                          (c)     Foothill shall have received each of the
following documents, duly executed, and each such document shall be in full force and effect:

                                  i) the agreements contemplated hereby with the Concentration Account Bank, in substantially the form of Exhibit 3.1(c)(i);

                                  ii) the Disbursement Letter;

                                  iii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of FRI and its Subsidiaries;

                                  iv) the Mortgages, the Anaheim Mortgage, and the Headquarters Mortgage;

                                  v) the Guaranties;

                                  vi) the VCOC Letter;

                                  vii) the Stock Pledge Agreements, and shall have received the original Stock certificates respecting the pledged shares thereunder, together with stock powers duly executed in blank with respect thereto in form reasonably satisfactory to Foothill;

                                  viii) each of FRI, Borrower, Foothill, and each applicable financial intermediary shall enter into a control agreement that, among other things, provides that, from and after the giving of notice by Foothill to such financial intermediary, it shall take instructions solely from Foothill with respect to the applicable Securities Account and related securities entitlements.
                                  Foothill agrees that it will not give such notice unless a Triggering Event has occurred. Each of FRI-MRD and Borrower agrees that it will not transfer assets out of such Securities Accounts other than in the ordinary course of business or as otherwise permitted hereunder and, if to another financial intermediary, unless each of FRI-MRD, Borrower, Foothill, and the substitute financial intermediary have entered into a control agreement of the type described above. No arrangement contemplated hereby shall be modified by FRI-MRD or Borrower without the prior written consent of Foothill. Upon the occurrence and during the continuance of a Triggering Event, Foothill may elect to notify the financial intermediary to liquidate or transfer the securities entitlements in such Securities Account and remit the proceeds thereof to the Foothill Account;

                                  ix) a certificate from an appropriate officer of the Debtors and the Guarantors regarding the depositaries at which they maintain deposit accounts and account numbers of each of such deposit accounts, together with notification letters to such depositaries pursuant to Section 9302(g) of the Code;

                                  x) the Guarantor Security Agreements;

                                  xi) the Trademark Security Agreements;

                                  xii) the Subordination Agreement; and

                                  xiii) a bailee agreement, with a brokerage firm reasonably acceptable to Foothill (the "Brokerage Firm") and in form and substance reasonably satisfactory to Foothill, in respect of the possession by such Brokerage Firm of the original Flagstar Bonds as a bailee for Foothill for purposes of perfection of Foothill's Lien thereon; and evidence that the original Flagstar Bonds (together with duly executed endorsements or assignments with respect thereto) shall have been delivered to the Brokerage Firm to be held pursuant to the terms and conditions of such bailee agreement; provided, that Foothill hereby acknowledges and agrees that the Flagstar Bonds contain certain legends, contain restrictions on transfer, and are subject to claims of Flagstar and potential reductions of the principal amount thereof;

                          (d)     Foothill shall have received a certificate
from the Secretary of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party and authorizing specific officers of such Obligor to execute the same;

                          (e)     Foothill shall have received copies of each
Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Obligor;

                          (f)     Foothill shall have received certificates of
status with respect to each Obligor, dated within 20 days of the Closing Date for those Obligors incorporated in Delaware and dated within 36 days of the Closing Date for those Obligors not incorporated in Delaware, such certificates to be issued by the appropriate officer of the jurisdiction of organization of such Obligor, which certificate shall indicate that such Obligor is in good standing in such jurisdiction;

                          (g)     Foothill shall have received certificates of
status with respect to each Obligor, each dated within 36 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would have a Material Adverse Change, which certificates shall indicate that such Obligor is in good standing in such jurisdictions;

                          (h)     Foothill shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be reasonably satisfactory to Foothill and its counsel;

                          (i)     Foothill shall have received an officer's
certificate to the effect that FRI-MRD and its Subsidiaries have at least $4,500,000 of unrestricted cash or cash equivalents after giving effect to the consummation on the Closing Date of the transactions contemplated herein;

                          (j)     Foothill shall have received reasonably
satisfactory evidence that FRI has contributed 100% of the shares of Stock of FRI-Admin to FRI-MRD, such that FRI-Admin has become a wholly owned direct Subsidiary of FRI-MRD;

                          (k)     Foothill shall have received an opinion of
Borrower's and Guarantors' counsel in substantially the form attached hereto as
Exhibit 3.1(k);

                          (l)     Foothill shall have received mortgagee title
insurance policies (or marked commitments to issue the same) for the Real Property Collateral, the Anaheim Property, and the Headquarters Property issued by Chicago Title Company (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts reasonably satisfactory to Foothill assuring Foothill that the Mortgages (or the Anaheim Mortgage or the Headquarters Mortgage, as applicable) on such Real Property Collateral (or the Anaheim Property or the Headquarters Property, as applicable) are valid and enforceable first priority mortgage Liens on such Real Property Collateral (or the Anaheim Property or the Headquarters Property, as applicable) free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Foothill;

                          (m)     Foothill shall have (i) received an officers
certificate to the effect that all tax returns required to be filed by FRI and its Subsidiaries have been timely filed and all taxes upon FRI and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest, and (ii) entered into a tax servicing agreement with a third Person satisfactory to Foothill, the form and substance of such agreement being reasonably satisfactory to Foothill; and

                          (n)     all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Foothill and its counsel.

                 3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The following shall be conditions precedent to all Advances and Letters of Credit hereunder:

                          (a)     the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date);

                          (b)     no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                          (c)     no injunction, writ, restraining order, or
other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower or Foothill.

                 3.3 CONDITIONS SUBSEQUENT. As conditions subsequent to the initial closing hereunder, each of FRI-MRD and Borrower shall perform or cause to be performed the following (the failure by FRI-MRD or Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

                          (a)     within 30 days of the Closing Date, deliver
to Foothill the certified copies of the policies of property insurance, together with the endorsements thereto, as are required by Section 6.8;

                          (b)     from and after the Closing Date up until the
date that is 1 year after the Closing Date (the "Anniversary Date"), Borrower shall use its continued reasonable best efforts to obtain Lessor Consents from the lessors of the Specified Leasehold locations;

                          (c)     within 30 days of the date on which Borrower
obtains a Lessor Consent, deliver to Foothill (i) duly executed originals of Leasehold Mortgages in respect of the applicable Leasehold, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for such Leasehold issued by Chicago Title Company (each a "Leasehold Mortgage Policy" and, collectively, the "Leasehold Mortgage Policies") in amounts reasonably satisfactory to Foothill assuring Foothill that such Leasehold Mortgages are valid and enforceable first priority mortgage Liens on such Leasehold free and clear of all defects and encumbrances except

Permitted Liens, and the Leasehold Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Foothill; and

                          (d)     on or before May 1, 1997, Foothill shall have
received a Collateral Access Agreement from the lessor of Borrower's leased headquarters location in Irvine, California.

                 3.4 TERM. This Agreement shall become effective upon the later of (a) the execution and delivery of this Agreement by FRI, FRI-MRD, Borrower, Foothill, and each of the other parties hereto, and (b) the Closing Date, and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is 5 years from the Closing Date. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                 3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder unless, and Foothill's continuing security interests in the Collateral shall remain in effect until, all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

                 3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 10 Business Days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including a release of all Letters of Credit or delivery of an irrevocable letter of credit, in form and substance and from an issuer, that is reasonably acceptable to Foothill, for the maximum amount of Foothill's obligations under outstanding Letters of Credit), in full, together with the Applicable Termination Premium. The foregoing to the contrary notwithstanding, if the Obligations are refinanced with a financing that is provided or agented by Foothill, then no Applicable Termination Premium shall be payable in connection with such refinancing of the Obligations. Anything to the contrary notwithstanding, if at any time Foothill is no longer owned by Norwest Corporation or any Affiliate thereof and if Foothill is unable to arrange for the issuance of letters of credit requested hereunder, then no Applicable Termination Premium shall be payable in connection with any termination of this Agreement by Borrower pursuant to the first sentence of this Section.

                 3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in Foothill's reasonable and good faith judgment, of avoiding payment of the

Early Termination Premium provided in Section 3.6, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Applicable Termination Premium. The Applicable Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Applicable Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

         4.      CREATION OF SECURITY INTEREST.

                 4.1 GRANT OF SECURITY INTEREST. Each Debtor hereby grants to Foothill a continuing security interest in all of such Debtor's currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by such Debtor of each of its covenants and duties under the Loan Documents.

                          Foothill's security interests in the Personal
Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral. Concurrent with the consummation of any Permitted Disposition, Foothill agrees to release its Liens on the subject property or asset (but not the proceeds from the Asset Disposition).

                 4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral (other than Collections items that are received by Borrower in the ordinary course of business and that are deposited in accordance with Section 2.7), Borrower, promptly upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill to the extent required for Foothill to have a first priority perfected Lien thereon.

                 4.3      [INTENTIONALLY OMITTED]

                 4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form reasonably satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. Without limiting the foregoing, each of FRI, FRI-MRD, and Borrower agrees (and by the execution and delivery of their Guarantees, each of the other Guarantors agree) to execute and deliver any supplementary security agreements, financing statements, or other documents reasonably required by Foothill to create or perfect its security interest in Borrower's (or Guarantor's, as applicable) Investment Property (subject to the remedial restrictions contained herein).

                 4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) endorse Borrower's name on any Collection item that may come into Foothill's possession, and (c) and at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

                 4.6 RIGHT TO INSPECT. Prior to the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable prior notification to Borrower and during normal business hours, to inspect FRI-MRD's and its Subsidiaries' Books and to check, test, and (subject to Section 2.11(d)) appraise the Collateral (and the Guarantor Collateral) in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral (or the Guarantor Collateral). After the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time thereafter, to inspect FRI-MRD's and its Subsidiaries' Books and to check, test, and (subject to Section 2.11(d)) appraise the Collateral (and the Guarantor Collateral) in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral (or the Guarantor Collateral).

         5.      REPRESENTATIONS AND WARRANTIES.

                 In order to induce Foothill to enter into this Agreement, each of FRI-MRD and Borrower makes the following representations and warranties which shall be true, correct, and complete in all material respects as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance or issuance of each Letter of Credit thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement until the repayment in full of the Obligations:

                 5.1 NO ENCUMBRANCES. Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each of FRI-MRD and its Subsidiaries has good and marketable title to the Guarantor Collateral hypothecated by them under the Loan Documents to which they are parties, free and clear of Liens except for Permitted Liens.

                 5.2 EQUIPMENT. All of the Equipment of FRI-MRD and its Subsidiaries is used or held for use in their business and is fit for such purposes (ordinary wear and tear excepted).

                 5.3 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment of FRI-MRD and its Subsidiaries is not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and is located only at the locations identified on Schedule 6.10 or otherwise permitted by Section 6.10.

                 5.4 EQUIPMENT RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of its Equipment, and Borrower's cost therefor.

                 5.5 LOCATION OF CHIEF EXECUTIVE OFFICES; FEINS. The chief executive office of each Debtor and each Guarantor is at the location set forth in the preamble to this Agreement; provided, however, that Borrower may amend this Section 5.5 to identify a new chief executive office for a Guarantor or Debtor so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Debtor or Guarantor, as applicable, move their chief executive office to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the Debtor or Guarantor, as applicable, provides any financing statements necessary to perfect and continue perfected Foothill's security interests in such Person's assets. Chi-Chi's FEIN is 41-0901437 and El Torito's FEIN is 33-0197059.

                 5.6      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                          (a)     Borrower is duly organized and existing and
in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                          (b)     Each Guarantor is duly organized and existing
and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                          (c)     Set forth on Schedule 5.6 attached hereto is
a complete and accurate list of FRI's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by FRI. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non- assessable.

                          (d)     Except as set forth on Schedule 5.6 attached
hereto, no capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                 5.7      DUE AUTHORIZATION; NO CONFLICT - FRI-MRD AND
BORROWER.

                          (a)     The execution, delivery, and performance by
each of FRI-MRD and Borrower of this Agreement and the Loan Documents to which each is a party have been duly authorized by all necessary corporate action.

                          (b)     The execution, delivery, and performance by
each of FRI-MRD and Borrower of this Agreement and the Loan Documents to which each is a party do not and will not (i) violate, in any material respect, any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to FRI-MRD and Borrower, the Governing Documents of FRI-MRD and Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on FRI-MRD and Borrower, (ii) conflict with, result in a material breach of, or constitute (with due notice or lapse of time or both) a material default under any material contractual obligation or material lease of FRI-MRD





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
or Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of FRI- MRD and Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of FRI-MRD or Borrower.

                          (c)     Other than the filing of appropriate
financing statements, fixture filings, recordations in the applicable trademark and copyright registries, and mortgages and related documents in respect of the Collateral and the Guarantor Collateral, the execution, delivery, and performance by each of FRI-MRD and Borrower of this Agreement and the Loan Documents to which each is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                          (d)     This Agreement and the Loan Documents to
which each of FRI-MRD and Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by them, as applicable, will be the legally valid and binding obligations of such Person, enforceable against it in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                          (e)     The Liens granted by each of FRI-MRD and
Borrower to Foothill in and to their properties and assets pursuant to this Agreement and the other Loan Documents are validly created, and first priority Liens, subject only to Permitted Liens.

                 5.8      DUE AUTHORIZATION; NO CONFLICT - GUARANTORS.

                          (a)     The execution, delivery, and performance by
each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                          (b)     The execution, delivery, and performance by
each Guarantor of the Loan Documents to which it is a party do not and will not
(i) violate, in any material respect, any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a material breach of, or constitute (with due notice or lapse of time or both) a material default under any material contractual obligation or material lease of such Guarantor,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted

Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

                          (c)     Other than the filing of appropriate
financing statements, fixture filings, and mortgages and related documents in respect of the Guarantor Collateral, the execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                          (d)     The Loan Documents to which each Guarantor is
a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against it in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                          (e)     The Liens granted by each Guarantor to
Foothill in and to its properties and assets are validly created, and first priority Liens, subject only to Permitted Liens.

                 5.9 LITIGATION. There are no actions or proceedings pending against FRI-MRD and its Subsidiaries before any court or administrative agency and each of FRI-MRD or Borrower does not have knowledge of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving FRI-MRD and its Subsidiaries, except for: (a) matters disclosed on Schedule 5.9; and (b) matters arising after the date hereof that would not reasonably be expected to result in a Material Adverse Change.

                 5.10 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or the Guarantors that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present, in all material respects, Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and Borrower's (or such Guarantor's, as applicable) results of operations for the period then ended. On the Closing Date there has not been a material adverse change in the financial condition of Borrower and the Guarantors, taken as a whole since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

                 5.11 SOLVENCY. FRI-MRD and each of its Subsidiaries is Solvent. No transfer of property is being made by FRI-MRD or any of its Subsidiaries and no obligation is being incurred by FRI-MRD or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of FRI-MRD or its Subsidiaries.

                 5.12 EMPLOYEE BENEFITS. None of FRI-MRD, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.12. FRI-MRD, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of FRI-MRD or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement that reasonably could be expected to result in a Material Adverse Change. None of FRI-MRD or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

                 5.13 ENVIRONMENTAL CONDITION. Except (i) as may be in compliance, in all material respects, with applicable legal requirements, or
(ii) may have occurred or exists, without the knowledge of FRI-MRD or any of its Subsidiaries, as a result of the acts or omissions of previous owners, or
(iii) could not reasonably be expected to result in a material adverse change in the value of the subject Real Property: (a) none of FRI-MRD's or its Subsidiaries' properties or assets ever has been used by them in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials; (b) none of FRI-MRD's or its Subsidiaries' properties or assets has been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute; (c) no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by FRI-MRD or any of its Subsidiaries; and (d) FRI-MRD and its Subsidiaries have not received a summons, citation, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by them resulting in the releasing or disposing of Hazardous Materials into the environment.

                 5.14 LEASES. No material default by FRI-MRD or its Subsidiaries exists under any lease to which it is a party and no event has occurred or exists which, with notice or lapse of time or both, would constitute a material default by FRI-MRD or its Subsidiaries thereunder.

         6.      AFFIRMATIVE COVENANTS.

                 Each of FRI-MRD and Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless





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
Foothill shall otherwise consent in writing, FRI-MRD and its Subsidiaries shall do all of the following:

                 6.1 ACCOUNTING SYSTEM. Maintain a standard system of accounting that enables each of them to produce financial statements in accordance with GAAP and also maintain records pertaining to the Collateral and the Guarantor Collateral that contain information as from time to time may reasonably be requested by Foothill.

                 6.2 COLLATERAL AND OPERATIONS REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a quarterly basis, and in any event, by no later than the 30th day following the end of each quarter during the term of this Agreement, a listing of each Borrower's and each Guarantor's currently operating restaurants, (b) on a quarterly basis, and in any event, by no later than the 30th day following the end of each quarter during the term of this Agreement, a listing of each of the restaurants of Borrower and the Guarantors that have been closed during such quarter, (c) on a quarterly basis, and in any event, by no later than the 30th day following the end of each quarter during the term of this Agreement, a detailed listing of the properties or assets that have been sold or otherwise disposed of since the Closing Date (other than Ordinary Course Dispositions) and a statement of the Net Proceeds received by FRI-MRD and its Subsidiaries from each such sale or other disposition, and (d) such other reports as to the Collateral and the Guarantor Collateral or the financial condition of FRI-MRD or its Subsidiaries as Foothill may request from time to time.

                 6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Foothill: (a) as soon as available, but in any event within 45 days after the end of each quarter during each of FRI's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering FRI's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of FRI's fiscal years, financial statements of FRI for each such fiscal year, audited by KPMG Peat Marwick LLP or such other independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, promptly after receipt and if prepared, such accountants' letter to management. In addition to the financial statements referred to above, each of FRI-MRD and Borrower agrees to deliver, as soon as available, but in any event within 30 days after the end of each month during each of FRI's fiscal years, the "key data report" covering FRI, Chi-Chi's, and El Torito for the month then ended and the year to date.

                 Together with the above, Borrower also shall deliver to Foothill FRI's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by FRI with the SEC, if any, as soon as the same are filed, and any other report reasonably requested by Foothill relating to the Collateral or the Guarantor Collateral or the financial condition of FRI-MRD or its Subsidiaries.

                 Each quarter, together with the financial statements provided pursuant to Section 6.3(a), each of FRI-MRD and Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of the applicable Person, (ii) to such officer's best knowledge the representations and warranties of FRI-MRD and its Subsidiaries contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each quarter that also is the date on which a financial covenant in Section 7.20, or 7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, or 7.21, and (iv) to such officer's best knowledge on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action FRI-MRD or Borrower has taken, is taking, or proposes to take with respect thereto).

                 6.4 TAX RETURNS. Upon Foothill's request, make available to Foothill for review at Borrower's chief executive office, copies of each of FRI's future federal income tax returns, and any amendments thereto.

                 6.5 TITLE TO EQUIPMENT. In the event that the book value of all Equipment of Borrower and the Guarantors the ownership of which is evidenced by a certificate of title or similar form of evidence of ownership exceeds $200,000 in the aggregate, then, upon Foothill's request, FRI-MRD and its Subsidiaries shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment owned by Borrower or any Guarantor.

                 6.6 MAINTENANCE OF EQUIPMENT. Maintain their Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved; provided, however, that the foregoing shall not be deemed to prevent Permitted Dispositions to the extent otherwise permitted hereunder.





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
                 6.7 TAXES. Other than taxes of which FRI-MRD and its Subsidiaries are unaware or that in the aggregate are de minimis in amount, all assessments and taxes (including withholding taxes), whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against FRI-MRD or its Subsidiaries, or any of their properties, shall be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than taxes that are the subject of a United States federal tax lien) shall be the subject of a Permitted Protest. FRI-MRD and its Subsidiaries, upon request, shall furnish Foothill with proof reasonably satisfactory to Foothill indicating that FRI-MRD and its Subsidiaries have made all due and timely payments or deposits of all such federal, state, and local taxes, assessments, or contributions required of them by law.

                 6.8      INSURANCE.

                          (a)     Keep their properties and assets insured
against loss or damage by fire, theft, explosion, sprinklers, and other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. FRI-MRD and its Subsidiaries also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of their properties and assets, and insurance against larceny, embezzlement, and criminal misappropriation, in each case, consistent with the coverages evidenced by the certificates of insurance delivered pursuant to Section 3.1. Foothill agrees that FRI or its Subsidiaries may self-insure for workers compensation insurance, general liability insurance, auto liability insurance, and health insurance, in each case, consistent with past practices and for not more than $500,000 per occurrence.

                          (b)     Obtain and maintain to the extent available
(i) insurance of the type necessary to insure their properties and assets for the full replacement cost thereof, against loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks included under "extended coverage" policies or an "extended coverage" endorsement, in amounts as are ordinarily insured against by other similar companies in the same industry, but in any event in amounts sufficient to prevent FRI-MRD or Borrower, as applicable, from becoming a co-insurer under such policies, and (ii) combined single limit bodily injury and property damage liability insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $1,000,000; provided, however, that FRI-MRD and its Subsidiaries only shall be required to use their reasonable best efforts to maintain earthquake insurance, in amounts and subject to deductibles consistent with those ordinarily insured against by other similar companies in the same industry, so long as it is available at reasonable commercial rates.

                          (c)     All such policies of insurance shall be in
such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. Insurance policies covering property and assets against loss by fire, lightening, windstorm, hail, explosion, aircraft, smoke damage, earthquake, elevator collisions and other risks included under an "extended coverage" endorsement shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as a loss payee thereof as its interests may appear, and shall contain a waiver of warranties. All such insurance (with the exception of workers' compensation and health insurance policies) shall name Foothill as an additional insured as its interest may appear. Every policy of insurance referred to in this Section 6.8 (with the exception of workers' compensation and health insurance policies) shall contain an agreement by the insurer that it will not cancel such policy except after 10 days prior written notice to Foothill. Certified copies or originals of such policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill prior to the expiration or cancellation of the existing or preceding policies. Each of FRI-MRD and Borrower shall deliver to Foothill, upon the request of Foothill, evidence of the payment of all premiums for such policies of insurance.

                          (d)     Each of FRI-MRD and Borrower shall give
Foothill prompt notice of any loss or damage to their properties and assets by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquake, elevator collision, and other risks included under an "extended coverage" endorsement covered by such insurance in excess of $250,000. Upon the occurrence and during the continuance of an Event of Default, Foothill shall have the exclusive right to adjust all losses payable under the applicable insurance policies without any liability to FRI-MRD or Borrower, as applicable, whatsoever in respect of such adjustments. Any monies received as payment for any loss or damage to their properties and assets by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquake, elevator collision, and other risks included under an "extended coverage" endorsement under the applicable insurance policy (exclusive of any casualty loss wherein the insurance proceeds are less than $50,000), shall be paid over to Foothill, and FRI-MRD and Borrower shall have the right to designate in writing to Foothill within 45 days of such payment whether such payment shall be (i) applied to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect (together with a commensurate reduction of the Maximum Amount, the Maximum Chi-Chi's Amount, the Maximum Chi-Chi's Revolving Amount, the Maximum El Torito Amount, and the Maximum El Torito Revolving Amount), or (ii) disbursed to FRI-MRD or its Subsidiary, as applicable, under staged payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations and
subject to the conditions set forth in this Section 6.8(d).   In the event
Foothill fails to receive timely such written designation or the conditions set forth in the following sentence are not satisfied, the payment shall be applied in the manner set forth in clause (i) of the immediately preceding sentence.
If FRI-MRD and Borrower elect to cause Foothill to disburse any monies received as payment for any loss pursuant to this Section 6.8(d), Foothill only shall be obligated to disburse such money for the repair, replacement or restoration of the affected property or assets if all of the following conditions are





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
satisfied: (A) no Default or Event of Default has occurred and is continuing or would result from the disbursement or application of such monies; (B) FRI-MRD or Borrower have cash, cash equivalents, borrowing availability under Section
2.1 or Section 2.3, and/or business interruption insurance proceeds in amounts sufficient, in Foothill's reasonable judgment, to ensure that Borrower will be able to make payment as and when due of each of its direct Obligations that will be payable during the period of such repair, replacement, or restoration;
(C) Foothill is reasonably satisfied that the amount of such cash, cash equivalents, borrowing availability, and/or insurance proceeds will be sufficient fully to repair, replace, or restore the affected property or assets; (D) construction, completion of the repair, replacement, or restoration of the affected property or assets shall be completed in accordance with plans, specifications, and drawings submitted to and approved by Foothill, which approval shall not be unreasonably withheld or delayed; (E) all construction and completion of the repair, replacement, or restoration shall be effected with reasonable promptness and shall be of a value (the "Replaced Value") (i) at least equal to the replacement value (the "Destroyed Value") of such items of property destroyed or condemned prior to such destruction or condemnation, or (ii) of a value less than the Destroyed Value so long as the difference between the Destroyed Value and the Replaced Value is applied to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect (together with a commensurate reduction of the Maximum Amount, the Maximum Chi-Chi's Amount, the Maximum Chi-Chi's Revolving Amount, the Maximum El Torito Amount, and the Maximum El Torito Revolving Amount); and (f) all monies paid by Borrower to Foothill may be commingled with other funds of Foothill and will not bear interest pending disbursement hereunder. Upon the occurrence and during the continuance of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

                 6.9 NO SETOFFS OR COUNTERCLAIMS. Unless otherwise required by applicable law, all payments hereunder and under the other Loan Documents made by or on behalf of FRI-MRD or Borrower shall be made without setoff or counterclaim.

                 6.10 LOCATION OF INVENTORY AND EQUIPMENT. Keep their Inventory and Equipment only at or in-transit between the locations identified on Schedule 6.10; provided, however, that Borrower may amend Schedule 6.10 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, FRI-MRD or its Subsidiary, as applicable, provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets.

                 6.11 COMPLIANCE WITH LAWS. Comply, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority,





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
including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non- compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

                 6.12     EMPLOYEE BENEFITS.

                 (a) (i) Promptly, and in any event within 10 Business Days after FRI-MRD or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of FRI-MRD and Borrower describing such ERISA Event and any action that is being taking with respect thereto by FRI-MRD or Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC and (ii) promptly, and in any event within 10 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and, within 10 days of receipt by FRI-MRD or any of its Subsidiaries, all written communications received by FRI-MRD, any of its Subsidiaries or, to the knowledge of FRI-MRD or Borrower, any ERISA Affiliate with respect to such request. FRI-MRD, Borrower, or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor.

                 (b) FRI-MRD and Borrower will cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written material interpretations thereof and material written descriptions thereof that have been distributed to employees or former employees of FRI-MRD or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by FRI-MRD, Borrower, or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; and (vi) any information that has been provided to FRI-MRD, Borrower, or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan.

                 6.13 LEASES. Pay when due all rents and other amounts payable under any material leases to which FRI-MRD or its Subsidiaries is a party or by which their properties and assets are bound (other than amounts of which they are unaware or that in the aggregate are de minimis amount), unless such payments are the subject of a Permitted Protest. To the extent that FRI-MRD or its Subsidiaries fail timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Maximum Chi-Chi's Revolving Amount and the Maximum El Torito Revolving Amount until such amounts are actually paid in full.

         7.      NEGATIVE COVENANTS.

                 Each of FRI-MRD and Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, FRI-MRD and its Subsidiaries will not do any of the following without Foothill's prior written consent:

                 7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                          (a)     Indebtedness evidenced by this Agreement and
the other Loan Documents, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guaranties;

                          (b)     Indebtedness set forth on Schedule 7.1;

                          (c) (i) Indebtedness owed by FRI-MRD to FRI, so long as such Indebtedness is unsecured and is the subject of the Subordination Agreement; and (ii) Indebtedness owed by FRI-MRD or its Subsidiaries to FRI-MRD or its Subsidiaries;

                          (d) Indebtedness relating to insurance premium financing;

                          (e) Indebtedness relating to FRI-MRD's and its Subsidiaries' controlled disbursement accounts or in respect of overdrafts of zero balance bank accounts so long as such Indebtedness is outstanding for not more than 2 Business Days at any one time;

                          (f) Other unsecured Indebtedness not exceeding $1,500,000 in principal amount at any time outstanding;

                          (g) (i) Indebtedness in respect of capital leases or purchase money financings for Equipment so long as the acquisition of the subject asset or assets is not prohibited by Section 7.21 hereof and so long as the aggregate amount of such Indebtedness outstanding at any one time does not exceed $5,000,000; and (ii) Indebtedness in respect of capital leases or purchase money financings for Real

                                  Property (and the related improvements
                                  thereto) acquired after the Closing Date; and

                          (h) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (g) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) as compared to the Indebtedness being refinanced, renewed, or extended, the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by FRI-MRD and its Subsidiaries,
                                  (ii) the net cash proceeds of such
                                  refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended (other than the inclusion of customary fees and expenses incurred in connection with such financing),
                                  (iii) such refinancings, renewals,
                                  refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

                 7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

                 7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Except to the extent otherwise permitted by Section 7.13, enter into any Acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its property or assets; provided, however, that: (i) any Chi-Chi's Subsidiary may be merged with any other Chi-Chi's Subsidiary or with Chi-Chi's; and (ii) any Subsidiary of FRI-MRD (other than one of the Chi-Chi's Subsidiaries or one of the Debtors) may be merged with FRI-MRD or any of its Subsidiaries (other than the Chi-Chi's Subsidiaries or one of the Debtors); and
(iii) one Debtor may be merged with the other Debtor.

                 7.4 DISPOSAL OF ASSETS. Except for Permitted Dispositions, consummate any Asset Disposition.

                 7.5 CHANGE NAME. Except upon 30 days prior written notice to Foothill, change FRI-MRD's or any of its Subsidiaries' name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

                 7.6      [INTENTIONALLY OMITTED].

                 7.7 NATURE OF BUSINESS. Make any change in the principal nature of FRI-MRD's or any of its Subsidiaries' business.

                 7.8      [INTENTIONALLY OMITTED].

                 7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                 7.10     [INTENTIONALLY OMITTED].

                 7.11 DISTRIBUTIONS. Make any loan to FRI or any of its Subsidiaries or make any distribution or declare or pay any dividends (in cash or other property, other than capital Stock) on, or purchase, acquire, redeem, or retire any of FRI-MRD's or any of its Subsidiaries' capital Stock, of any class, whether now or hereafter outstanding, except:

                          (a)     (i) any Subsidiary of FRI-MRD may make loans,
or declare and pay dividends or other distributions in cash, to such Subsidiary's immediate parent; and (ii) FRI-MRD and its Subsidiaries may make Permitted Ordinary Course Investments.

                          (b)     so long as no Blockage Event exists and is
continuing at the time of such payment or would result therefrom, FRI-MRD may make loans to or declare and pay dividends or other distributions in cash to FRI to make payment of regularly scheduled payments of interest then due and owing with respect to the Senior Notes and the Subordinated Notes, if and so long as FRI promptly uses the proceeds of such dividends or other distributions solely to satisfy such obligations;

                          (c)     so long as no Triggering Event exists and is
continuing at the time of such payment or would result therefrom, FRI-MRD may make loans to or declare and pay dividends or other distributions in cash to FRI to make payment of its and its Subsidiaries' general and administrative operating expenses (other than: (i) those set forth in clause (b) above; (ii) the repurchase or retirement of the Senior Notes or the Subordinated Notes; and
(iii) management or other fees payable to any Apollo Related Person or any Green Related Person (other than customary directors fees paid to directors generally) and federal, state, local, and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding) then due and owing, in each case, as determined in good faith by the Board of Directors of FRI-MRD and to the extent arising from or directly related to FRI's ownership interest in FRI-MRD and its Subsidiaries, if and so long as FRI promptly uses the proceeds of such dividends or other distributions solely to satisfy such obligations; and

                          (d)     so long as no Blockage Event exists and is
continuing at the time of such payment or would result therefrom, FRI-MRD may make loans to or declare and pay dividends or other distributions in cash to FRI to redeem shares of Stock of FRI or any of its Subsidiaries held by its officers, directors, or employees or its former officers, directors, or employees (or their estates or beneficiaries under their estates) that were issued pursuant to any stock option plan, restricted stock plan, or similar arrangement, upon the death, disability, retirement, termination of employment, or pursuant to the terms under which such shares of Stock were issued; provided, that the aggregate consideration paid for all such redemptions does not exceed $2,000,000 in any fiscal year.

                 7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of FRI-MRD's and its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or the Guarantor Collateral or FRI-MRD's and its Subsidiaries' financial condition.

                 7.13 INVESTMENTS. Directly or indirectly make any Investments except for Permitted Investments.

                 7.14 TRANSACTIONS WITH AFFILIATES. Except as permitted by Sections 7.11 and 7.13 and except for Permitted Ordinary Course Investments, directly or indirectly, enter into or permit to exist any material transaction with any Affiliate of FRI-MRD or its Subsidiaries except for (a) transactions that are in the ordinary course of FRI-MRD's and its Subsidiaries' business, are upon fair and reasonable terms, and are no less favorable to FRI-MRD and its Subsidiaries than would be obtained in an arm's length transaction with a non-Affiliate, (b) transactions between or among FRI-MRD and its Subsidiaries, or (c) the payment of reasonable and customary compensation or similar fees (including options and related Stock appreciation or value creation rights or similar rights pursuant to any Stock option or other similar plan or arrangement) to officers, directors, and employees of FRI-MRD or any of its Subsidiaries (so long as such individuals are not also officers, directors, partners, or employees of an Apollo Related Person), in each case as determined by the Board of Directors (or the compensation committee thereof) of FRI-MRD or such Subsidiary, as applicable. Anything contained herein to the contrary notwithstanding, without Foothill's prior written consent, FRI-MRD and its Subsidiaries shall not pay (but, upon the execution and delivery by the applicable Apollo Related Persons of a subordination agreement in form and substance reasonably satisfactory to Foothill, may accrue) any management, consulting, advisory, or other fee to an Apollo Related Person.

                 7.15 SUSPENSION. Voluntarily suspend or go out of a substantial portion of its business.

                 7.16     [INTENTIONALLY OMITTED].

                 7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (iii) consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                 7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, FRI-MRD or its Subsidiary, as applicable, provides any financing statements necessary to perfect and continue perfected Foothill's security interests. The Inventory and Equipment of FRI-MRD and its Subsidiaries shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

                 7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                          (a)  Engage, or permit any Subsidiary of FRI-MRD to
engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                          (b)  permit to exist with respect to any Benefit Plan
any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                          (c)  fail, or permit any Subsidiary of FRI-MRD to
fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                          (d)  terminate, or permit any Subsidiary of FRI-MRD
to terminate, any Benefit Plan where such event would result in any material liability of FRI-MRD, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                          (e)  fail, or permit any Subsidiary of FRI-MRD to
fail, to make any required contribution or payment to any Multiemployer Plan;

                          (f)  fail, or permit any Subsidiary of FRI-MRD to
fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

                          (g)  amend, or permit any Subsidiary of FRI-MRD to
amend, a Plan resulting in a material increase in current liability for the plan year such that either of FRI-MRD, any Subsidiary of FRI-MRD, or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                          (h)  withdraw, or permit any Subsidiary of FRI-MRD to
withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of FRI-MRD, any of its Subsidiaries or any ERISA Affiliate in excess of $1,000,000.

                 7.20     FINANCIAL COVENANTS.

                          (a)     EBITDA - Chi-Chi's.  In the case of
Chi-Chi's, fail to maintain EBITDA for the Relevant Measuring Period of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:


  Period Ending                                          Minimum EBITDA
  -------------                                          --------------
  12/31/96                                               <$2,000,000>
  3/31/97                                                <$2,000,000>
  6/30/97                                                <$2,000,000>
  9/30/97                                                -0-
  12/31/97                                               -0-
  03/31/98                                               $1,000,000
  06/30/98                                               $1,000,000
  09/30/98                                               $1,000,000

  Period Ending                                          Minimum EBITDA
  -------------                                          --------------
  12/31/98                                               $1,000,000

  03/31/99                                               $2,000,000

  quarterly thereafter                                   $2,000,000

                          (b)     EBITDA - El Torito.  In the case of El
Torito, fail to maintain EBITDA for the Relevant Measuring Period of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:


  Period Ending                                          Minimum EBITDA
  -------------                                          --------------
  12/31/96                                               $8,500,000

  3/31/97                                                $9,000,000

  6/30/97                                                $9,000,000

  9/30/97                                                $9,000,000

  12/31/97                                               $9,000,000

  03/31/98                                               $10,000,000

  06/30/98                                               $10,000,000

  09/30/98                                               $10,000,000

  12/31/98                                               $10,000,000

  03/31/99                                               $11,000,000

  quarterly thereafter                                   $11,000,000

                          (c)     EBITDA - Combined.  In the case of Chi-Chi's
and El Torito, on a combined basis, fail to maintain EBITDA for the Relevant Measuring Period of not less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:


  Period Ending                                          Minimum EBITDA
  -------------                                          --------------
  12/31/96                                               n/a

  3/31/97                                                n/a

  Period Ending                                          Minimum EBITDA
  -------------                                          --------------
  6/30/97                                                n/a

  9/30/97                                                $10,000,000

  12/31/97                                               $12,000,000

  03/31/98                                               $14,000,000

  06/30/98                                               $14,000,000

  09/30/98                                               $15,000,000

  12/31/98                                               $15,000,000

  03/31/99                                               $15,000,000

  quarterly thereafter                                   $15,000,000

                          (d)     Total Obligations to Combined EBITDA.  In the
case of Borrower, fail to maintain a ratio of (i) the sum of (y) total monetary Obligations charged to the Loan Account plus (z) all contingent Obligations with respect to Letters of Credit, to (ii) the combined EBITDA of the Debtors for the fiscal quarter then ended of equal to or less than the relevant amount set forth in the following table, measured on a fiscal quarter-end basis:


  Period Ending                                          Minimum Ratio
  -------------                                          -------------
  12/31/96                                               4.5:1.0

  3/31/97                                                4.5:1.0

  6/30/97                                                4.0:1.0

  9/30/97                                                3.5:1.0

  12/31/97                                               3.0:1.0

  03/31/98                                               3.0:1.0

  06/30/98                                               2.5:1.0

  09/30/98                                               2.5:1.0

  12/31/98                                               2.5:1.0

  03/31/99                                               2.0:1.0

  Period Ending                                          Minimum Ratio
  -------------                                          -------------
  quarterly thereafter                                   2.0:1.0


                 7.21 CAPITAL EXPENDITURES. Make capital expenditures in connection with new restaurants in any consecutive 12 month period in excess of the sum of (a) the amount of equity capital contributions made by FRI to Borrower for the sole purpose of permitting Borrower to make capital expenditures in connection with new restaurants, plus (b) the greater of (i) $5,000,000, or (ii) 25% of the combined EBITDA of the Debtors during the applicable 12 month period (as reflected in the financial statements delivered to Foothill pursuant hereto). For purposes of this Section 7.21, a restaurant shall be deemed to be a "new restaurant" if, as of any date of determination, it was opened for the first time not more than 12 months prior to such date.


         8.      EVENTS OF DEFAULT.

                 Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                 8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that in the case of Chi-Chi's Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to Chi-Chi's Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days prior telephonic notice of such Chi-Chi's Overadvance, Chi-Chi's prepays, or otherwise eliminates, such Chi-Chi's Overadvance; provided, however, that in the case of El Torito Overadvances that are caused by the charging of interest, fees, or Foothill Expenses to El Torito's Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days prior telephonic notice of such El Torito Overadvance, El Torito prepays, or otherwise eliminates, such El Torito Overadvance;

                 8.2 If (a) FRI-MRD or its Subsidiaries fails or neglects to perform, keep, or observe, in any material respect any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.2 (Collateral Reports), 6.4 (Tax Returns), 6.5 (Title to Equipment),
6.6 (Maintenance of Equipment), 6.10 (Location of Inventory and Equipment),
6.11 (Compliance with Laws), or 6.12 (Employee Benefits) of this Agreement and such failure continues for a period of 15 days from the date on which any of FRI-MRD and its Subsidiaries first had knowledge or reasonably should have had knowledge of such failure or neglect, or (b)

FRI or its Subsidiaries fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement or any of the other Loan Documents (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, including Section 8.15, and, in each instance, after giving effect to any notice, grace, or cure periods provided for in such Loan Documents);

                 8.3      If there is a Material Adverse Collateral Change;

                 8.4 If any material property of FRI-MRD or any of its Subsidiaries is attached, seized, subjected to a writ or distress warrant, or is levied upon, and such attachment, seizure, writ, warrant, or levy is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited by FRI-MRD or its Subsidiary;

                 8.5 If an Insolvency Proceeding is commenced by FRI-MRD or any of its Subsidiaries;

                 8.6 If an Insolvency Proceeding is commenced against FRI-MRD or any of its Subsidiaries and any of the following events occur: (a) FRI-MRD or any such Subsidiary consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend additional credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, FRI-MRD or any such Subsidiary; or (e) an order for relief shall have been issued or entered therein;

                 8.7 If FRI-MRD or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction, restraining order, or other court order is not stayed within 30 days of the date on which it first arises;

                 8.8 (a) If a notice of lien, levy, or assessment is filed of record with respect to any of FRI's or any of its Subsidiaries' properties or assets by the United States, or if any taxes or debts owing at any time hereafter to the United States becomes a lien, whether choate or otherwise, upon any of FRI's or any of its Subsidiaries' properties or assets; or

                          (b) If a notice of lien, levy, or assessment is filed
of record with respect to any of FRI-MRD's or any of its Subsidiaries' properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing for an amount in excess of $250,000 at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of FRI-MRD's or any of its Subsidiaries' properties or assets and, in any such case, such taxes or debts are not the subject of a Permitted Protest, and the lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited; or

                          (c) If a notice of lien, levy, or assessment is filed
of record with respect to the Headquarters Property by any state, county, municipal, or other non-federal governmental agency, or if any Real Property taxes owing for an amount in excess of $250,000 at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon the Headquarters Property and, in any such case, such taxes are not the subject of a Permitted Protest, and the lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when the Headquarters Property is subject to being forfeited; or


                 8.9 If a judgment or other claim becomes a Lien upon any material property of FRI-MRD and its Subsidiaries and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited by FRI-MRD or any of its Subsidiaries; provided, however, that during such period Foothill shall be entitled to create a reserve against the Maximum Chi-Chi's Revolving Amount and the Maximum El Torito Revolving Amount, in an amount sufficient to discharge such lien or encumbrance and any and all penalties or interest payable in connection therewith;

                 8.10 If there is a material default in any material agreement relating to Indebtedness to which FRI-MRD or any of its Subsidiaries is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of FRI-MRD's or its Subsidiaries' obligations thereunder or to terminate the subject agreement;

                 8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                 8.12 If any material misstatement or misrepresentation exists now or hereafter in any written warranty, representation, statement, or report made pursuant to any of the Loan Documents to Foothill by FRI-MRD or its Subsidiaries or by any officer, director, employee, or agent of FRI-MRD or its Subsidiaries (in the case of employees or agents who are not officers or directors, to the extent authorized by an officer or director to communicate or transact business with Foothill or who regularly communicate or transact business with Foothill), or if any such warranty or representation is withdrawn;

                 8.13 If the obligation of any Guarantor under any Loan Document is terminated by operation of law, or any Guarantor becomes the subject of an Insolvency Proceeding;

                 8.14 With respect to any Loan Document to which Borrower or any Guarantor is a party that includes a guaranty of any of the Obligations or the grant or conveyance of a Lien on any real or personal property or any interest or estate therein to secure all or any part of the Obligations or any guaranty thereof, if Borrower or any Guarantor that is a party thereto shall have purported to rescind, revoke, or terminate such Loan Document, or shall have asserted that such Loan Document is not effective, in the case of a Loan Document that includes a guaranty, to guaranty all or any part of the present or future Obligations, or, in the case of a Loan Document that grants or conveys a Lien, to secure all or any part of the present or future Obligations; or

                 8.15 If FRI or any Subsidiary of FRI that is a party to the VCOC Letter fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in the VCOC Letter and applicable to it, if such failure or neglect continues for thirty (30) days following the date that Foothill gives notice to such Person of such failure or neglect, specifying same with reasonable particularity.


         9.      FOOTHILL'S RIGHTS AND REMEDIES.

                 9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by FRI-MRD and Borrower:

                          (a)     Declare all Obligations, evidenced by this
Agreement, or any of the other Loan Documents, immediately due and payable;

                          (b)     Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement, or under any of the Loan Documents;

                          (c)     Terminate this Agreement and any of the other
Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                          (d)     [intentionally omitted]

                          (e)     [intentionally omitted]

                          (f)     Without notice to or demand upon FRI-MRD or
Borrower or any Guarantor, make such payments and do such acts as Foothill considers reasonably necessary to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's reasonable determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of FRI-MRD's or Borrower's owned or leased premises, each of them hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                          (g)     [intentionally omitted]

                          (h)     [intentionally omitted]

                          (i)     Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, FRI-MRD's and Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in advertising for sale and selling any Personal Property Collateral and FRI-MRD's and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                          (j)     Sell the Personal Property Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including FRI-MRD's and Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                          (k)     Foothill shall give notice of the disposition
of the Personal Property Collateral as follows:

                                  (1)  Foothill shall give Borrower and each
holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                  (2)  The notice shall be personally delivered
or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                                  (3)  If the sale is to be a public sale,
Foothill also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                          (l)     Foothill may credit bid and purchase at any
public sale; and

                          (m)     Any deficiency that exists after disposition
of the Personal Property Collateral as provided above will be paid promptly (and in any event within 2 Business Days) by FRI-MRD and the other Guarantors (pursuant to their respective Guaranty) and Borrower. Any excess will be returned promptly, without interest and subject to the rights of third Persons, by Foothill to Borrower.

Anything in this Agreement to the contrary notwithstanding, unless a Triggering Event has occurred and is continuing, Foothill (a) shall not exercise any of its default remedies with respect to the Concentration Accounts or any other deposit accounts of FRI or its Subsidiaries, and (b) shall not exercise any of its default remedies with respect to the Investment Property.

                 9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement and the other Loan Documents shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

         10.     TAXES AND EXPENSES.

                 If FRI-MRD or any of its Subsidiaries fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or the other Loan Documents, then, to the extent that Foothill determines that such failure by FRI-MRD or any of its Subsidiaries could reasonably be expected to result in a Material Adverse Collateral Change, without prior notice to FRI-MRD or Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in one or more of the Loan Accounts as Foothill reasonably deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.8, and take any action with respect to such policies as Foothill reasonably deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall for purposes of this Agreement be conclusive evidence that the same was validly due and owing. Foothill agrees to endeavor in good faith promptly to provide notice to FRI-MRD or Borrower of any action taken by Foothill under this Section 10, but the failure of Foothill to do so (except if such failure is the result of Foothill's bad faith) shall not create any liability whatsoever on the part of Foothill.


         11.     WAIVERS; INDEMNIFICATION.

                 11.1 DEMAND; PROTEST; ETC. Each of FRI-MRD and Borrower waives, to the extent permitted by law, all demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which FRI-MRD or Borrower may in any way be liable.

                 11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; or (e) any risk of loss, damage, or destruction of the Collateral or the Guarantor Collateral.

                 11.3 INDEMNIFICATION. Each of FRI-MRD and Borrower, jointly and severally, shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other out-of-pocket costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Each of FRI-MRD and Borrower shall have no obligation to any Indemnified Person under this Section 11.3: (a) with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person; (b) with respect to any settlement in excess of $250,000 made without Borrower's consent (which shall not be unreasonably withheld, conditioned, or delayed and which consent need not be obtained if FRI-MRD or Borrower is in default of its obligations under this Section 11.3); or (c) without Borrower's consent (which shall not be reasonably withheld, conditioned, or delayed and which consent need not be obtained if FRI-MRD or Borrower is in default of its obligations under this Section 11.3), for the fees and disbursements of more than one separate firm of attorneys for all Indemnified Persons relative to a particular Indemnified Liability. This provision shall survive the termination of this Agreement and the repayment of the Obligations for a period of two years (and shall continue thereafter with respect to claims made or asserted during such period).

         12.     NOTICES.

                 Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to FRI-MRD, Borrower, or to Foothill, as the case may be, at its address set forth below:

         IF TO FRI-MRD,
         EL TORITO,
         OR CHI-CHI'S:            FRI-MRD CORPORATION
                                  18831 Von Karman Avenue
                                  Irvine, California 92713
                                  Attn: Mr. Robert D. Gonda
                                  Fax No. 714.757.7984

         WITH COPIES TO:          SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                  300 South Grand Avenue
                                  Los Angeles, California 90071
                                  Attn:  Michael Woronoff, Esq.
                                  Fax No. 213.687.5600

         IF TO FOOTHILL:          FOOTHILL CAPITAL CORPORATION
                                  11111 Santa Monica Boulevard
                                  Suite 1500
                                  Los Angeles, California 90025-3333
                                  Attn:  Business Finance Division Manager
                                  Fax No. 310.478.9788

         WITH COPIES TO:          THE FOOTHILL GROUP, INC.
                                  11111 Santa Monica Boulevard
                                  Suite 1500
                                  Los Angeles, California 90025-3333
                                  Attn:  Mr. Dennis Ascher
                                  Fax No. 310.479.0461

                                  AND

                                  BROBECK, PHLEGER & HARRISON LLP
                                  550 South Hope Street
                                  Los Angeles, California 90071
                                  Attn:  John Francis Hilson, Esq.
                                  Fax No. 213.239.1324

                 The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each of FRI-MRD and Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

         13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                 THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANY OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE FOOTHILL ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.
EACH OF FRI-MRD, BORROWER, AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH OF FRI-MRD, BORROWER, AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF FRI-MRD, BORROWER, AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE

EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.     DESTRUCTION OF FRI-MRD'S AND BORROWER'S DOCUMENTS.

                 Except for Negotiable Collateral, all documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless FRI-MRD or Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at FRI-MRD's or Borrower's expense, for their return.

         15.     GENERAL PROVISIONS.

                 15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective upon the later of (a) the execution of this Agreement by FRI, FRI-MRD, Borrower, FRI-Admin, Franchising, the Chi-Chi's Subsidiaries, and Foothill and (b) the Closing Date.

                 15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that FRI-MRD and Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release FRI-MRD or Borrower from their respective Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by FRI-MRD or Borrower is required in connection with any such assignment and Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder; in each case, so long as, after giving effect thereto, Foothill or its Affiliates retain commitments of not less than ten thirty-fifths (10/35ths) of the Maximum Amount. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to FRI-MRD and Borrower or their respective businesses. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to FRI-MRD and Borrower and such assignment shall effect a novation between FRI-MRD and Borrower, on the one hand, and such third Person, on the other hand.

                 15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                 15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill, FRI-MRD, or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                 15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                 15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by Foothill, FRI-MRD, and Borrower.

                 15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                 15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower, or any Guarantor or the transfer by any or all of such parties to Foothill of any property of any or all of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower, or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                 15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                 15.10 CONFIDENTIALITY. Foothill agrees that material, non-public information regarding FRI and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Foothill in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except: (a) to counsel for and other advisors, accountants, and auditors to Foothill, (b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation,
(c) as may be agreed to in advance by a Debtor, (d) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Foothill), and (e) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of Foothill's interests under this Agreement, provided that any such counsel, advisors, accountants, auditors and any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to take its interest hereunder subject to the terms hereof. The provisions of this Section 15.10 shall survive for 2 years after the full and final repayment of the Obligations.

                 15.11 GUARANTORS. By its execution and delivery of this Agreement, each Guarantor hereby agrees to be bound by each of the provisions hereof applicable to such Guarantor or the assets and properties thereof and hereby agrees to guaranty the Obligations, as more particularly set forth in the Guaranty to which it is party and whose terms and conditions are by this reference incorporated herein mutatis mutandis.





                - Remainder of page intentionally left blank. -

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                        FRI MRD CORPORATION,
                                        a Delaware corporation



                                        By____________________________________

                                        Title:________________________________


                                        EL TORITO RESTAURANTS, INC.,
                                        a Delaware corporation



                                        By____________________________________

                                        Title:________________________________


                                        CHI-CHI'S INC.,
                                        a Delaware corporation



                                        By____________________________________

                                        Title:________________________________


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation



                                        By____________________________________

                                        Title:________________________________





                                     -S-1-

Acknowledgement and Agreement
of Guarantors under Section
15.11 of the Agreement:

         FAMILY RESTAURANTS, INC.,
         a Delaware corporation


         By _____________________________

         Title: _________________________


         FRI-MRD CORPORATION,
         a Delaware corporation


         By _____________________________

         Title: _________________________


         FRI-ADMIN CORPORATION,
         a Delaware corporation


         By _____________________________

         Title: _________________________


         EL TORITO FRANCHISING COMPANY,
         a Delaware corporation


         By _____________________________

         Title: _________________________





                                     -S-2-

         CCMR OF TIMONIUM, INC.,
         a Delaware corporation


         By _____________________________

         Title: _________________________


         CCMR OF MARYLAND, INC.,
         a Delaware corporation


         By _____________________________

         Title: _________________________


         CHI-CHI'S OF KANSAS, INC.,
         a Kansas corporation


         By _____________________________

         Title: _________________________


         CHI-CHI'S OF GREENBELT, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________





                                     -S-3-

         CHI-CHI'S FRANCHISE OPERATIONS CORPORATION, a Kentucky corporation


         By _____________________________

         Title: _________________________



         CCMR OF CANTONSVILLE, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF GREENBELT, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF RITCHIE HIGHWAY, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________





                                     -S-4-

         CHI-CHI'S MANAGEMENT CORPORATION,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF CUMBERLAND, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF HARFORD COUNTY, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CHI-CHI'S OF SOUTH CAROLINA, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________





                                     -S-5-

         MAINTENANCE SUPPORT GROUP, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF FREDERICK, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF INNER HARBOR, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CHI-CHI'S OF WEST VIRGINIA, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________





                                     -S-6-

         CCMR ADVERTISING AGENCY, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________


         CCMR OF GOLDEN RING, INC.,
         a Kentucky corporation


         By _____________________________

         Title: _________________________





                                     -S-7-